UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ITLA Capital Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

June 26, 2007

Dear Fellow Shareholder:

On behalf of the Board of Directors and management of ITLA Capital Corporation, we cordially invite you to attend our Annual Meeting of Shareholders. The meeting will be held at 2:00 p.m., California time, on August 1, 2007 at the Loews Coronado Bay Resort, located at 4000 Coronado Bay Road, Coronado, California.

An important aspect of the meeting is the shareholder vote on corporate business items. I urge you to exercise your rights as a shareholder to vote and participate in this process. Shareholders are being asked to consider and vote upon (i) the election of two directors of ITLA Capital, (ii) a proposal to amend our certificate of incorporation to change our name to “Imperial Capital Bancorp, Inc.” and (iii) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2007. Your Board of Directors unanimously recommends that you vote FOR the Board’s nominees for election as directors, FOR the name change proposal and FOR the ratification of the appointment of Ernst & Young LLP.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please read the enclosed proxy statement and then complete, sign and date the enclosed proxy and return it in the accompanying postpaid return envelope as promptly as possible. If your shares are held in street name with a bank or broker, check your proxy card to see if you can also vote by telephone or the internet. Voting as early as possible will save us additional expense in soliciting proxies and will ensure that your shares are represented at the meeting.

Thank you for your attention to this important matter.

Very truly yours,

George W. Haligowski
Chairman of the Board, President and
Chief Executive Officer

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS To Be Held August 1, 2007
VOTING RIGHTS AND PROXY INFORMATION
BENEFICIAL STOCK OWNERSHIP OF GREATER THAN 5% SHAREHOLDERS AND MANAGEMENT
PROPOSAL I — ELECTION OF DIRECTORS
INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS
INFORMATION AS TO EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
BOARD MEETINGS, BOARD COMMITTEES AND CORPORATE GOVERNANCE MATTERS
AUDIT COMMITTEE REPORT
RELATIONSHIP WITH INDEPENDENT AUDITORS
DIRECTOR COMPENSATION
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
TRANSACTIONS WITH CERTAIN RELATED PERSONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
PROPOSAL II — PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO CHANGE NAME TO IMPERIAL CAPITAL BANCORP, INC.
PROPOSAL III — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
SHAREHOLDER PROPOSALS
OTHER MATTERS

ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on August 1, 2007

Notice is hereby given that the Annual Meeting of Shareholders (the “Meeting”) of ITLA Capital Corporation (“ITLA Capital”) will be held at the Loews Coronado Bay Resort, located at 4000 Coronado Bay Road, Coronado, California, on August 1, 2007 at 2:00 p.m., California time.

A Proxy Card and a Proxy Statement for the Meeting are enclosed.

The Meeting is for the purpose of considering and acting upon:

1.	The election of two (2) directors of ITLA Capital;

2.	A proposal to amend ITLA Capital’s certificate of incorporation to change its name to “Imperial Capital Bancorp, Inc.”;

3.	The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the year ending December 31, 2007; and

such other matters as may properly come before the Meeting, or any adjournments or postponements thereof. The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned or postponed. Shareholders of record at the close of business on June 15, 2007 are the shareholders entitled to vote at the Meeting and any adjournments or postponements thereof. A complete list of shareholders entitled to vote at the Meeting will be available for inspection by shareholders at the main office of ITLA Capital during the ten days prior to the Meeting, as well as at the Meeting.

You are requested to complete, sign and date the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. If your shares are held in street name with a bank or broker, check your proxy card to see if you can also vote by telephone or the internet. The proxy will not be used if you attend and vote at the Meeting in person.

By Order of the Board of Directors

George W. Haligowski
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California
June 26, 2007

IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE ITLA CAPITAL THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

ITLA CAPITAL CORPORATION
888 Prospect Street, Suite 110
La Jolla, California 92037
(858) 551-0511

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 1, 2007

This Proxy Statement is furnished in connection with the solicitation, on behalf of the Board of Directors of ITLA Capital Corporation (“we,” “our,” “us,” “ITLA Capital” or the “Company”), of proxies to be used at the Annual Meeting of Shareholders of ITLA Capital (the “Meeting”), and all adjournments or postponements of the Meeting. The Meeting will be held at the Loews Coronado Bay Resort, located at 4000 Coronado Bay Road, Coronado, California, on August 1, 2007 at 2:00 p.m., California time. The accompanying Notice of Annual Meeting of Shareholders and form of proxy and this Proxy Statement are first being mailed to shareholders on or about June 26, 2007. Certain of the information provided herein relates to Imperial Capital Bank, a wholly owned subsidiary of ITLA Capital (sometimes referred to below as the “Bank”).

At the Meeting, our shareholders are being asked to consider and vote upon: (i) the election of two directors of ITLA Capital; (ii) a proposal to amend our certificate of incorporation to change our name to “Imperial Capital Bancorp, Inc.” (the “Name Change Proposal”); and (iii) the ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2007.

VOTING RIGHTS AND PROXY INFORMATION

All shares of our common stock, par value $.01 per share (“Common Stock”), represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted “FOR” the election of the nominees named in this Proxy Statement, “FOR” the Name Change Proposal and “FOR” the ratification of the appointment of Ernst & Young LLP. We do not know of any matters, other than as described in the Notice of Annual Meeting of Shareholders, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, our Board of Directors, as proxy for the shareholder, will have the discretion to vote on such matters in accordance with its best judgment.

Directors will be elected by a plurality of the votes cast. Approval of the Name Change Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock. The ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of a majority of the votes cast on the matter. In the election of directors, shareholders may vote “FOR” both nominees for election or withhold their votes from either or both nominees for election. Votes that are withheld and shares held by a broker, as nominee, that are not voted (so-called “broker non-votes”) in the election of directors will not be included in determining the number of votes cast. For the Name Change Proposal and the proposal to ratify the appointment of the independent auditors, shareholders may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to these proposals. Proxies marked to abstain will have the same effect as votes against these proposals. Broker non-votes will have the effect of votes against the Name Change Proposal and no effect on the proposal to ratify the appointment of the independent auditors. The holders of at least one-third of the outstanding shares of our Common Stock, present in person or represented by proxy, will constitute a quorum for purposes of the Meeting. Proxies marked to abstain and broker non-votes will be counted for purposes of determining a quorum.

A proxy given pursuant to this solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) duly executing and delivering to the Secretary of ITLA Capital a subsequent proxy relating to the same shares prior to the exercise of such proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than the proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered to Anthony A. Rusnak, Esq., General Counsel and Secretary of ITLA Capital, at ITLA Capital Corporation, 888 Prospect Street, Suite 110, La Jolla, California 92037.

Shareholders of record as of the close of business on June 15, 2007 will be entitled to one vote for each share then held. As of that date, we had 5,472,660 shares of Common Stock outstanding.

BENEFICIAL STOCK OWNERSHIP OF GREATER THAN 5%
SHAREHOLDERS AND MANAGEMENT

The following table sets forth, as of June 15, 2007, certain information as to (i) those persons who were known by our management to be beneficial owners of more than five percent of our Common Stock outstanding; (ii) the shares of our Common Stock beneficially owned by our executive officers named below; and (iii) the shares of Common Stock beneficially owned by all of our executive officers and directors as a group. For information regarding share ownership by directors individually, see “Proposal I — Election of Directors.” The address of each executive officer named in the table is the same address as ITLA Capital. An asterisk (*) denotes beneficial ownership of less than one percent.

	Shares		Percent
	Beneficially		of
Beneficial Owner	Owned		Class

Dimensional Fund Advisors, LP	478,886	(1)	8.75%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Franklin Mutual Advisers, LLC	445,796	(2)	8.15%
51 John F. Kennedy Parkway
Short Hills, NJ 07078
Thomson Horstmann & Bryant, Inc.	407,009	(3)	7.44%
Park 80 West, Plaza One
Saddle Brook, NJ 07663
Barclays Global Advisors, NA, et al	400,532	(4)	7.32%
45 Fremont Street
San Francisco, CA 94105
Wellington Management Company, LLP	374,430	(5)	6.84%
75 State Street
Boston, MA 02109
George W. Haligowski	291,073	(6)(7)(8)	5.23%
Chairman of the Board, President and Chief Executive Officer
Norval L. Bruce	61,317	(6)(7)(8)	1.12%
Vice Chairman of the Board and Chief Credit Officer
Timothy M. Doyle	91,802	(6)(7)(8)	1.66%
Executive Managing Director and Chief Financial Officer
Lyle C. Lodwick	50,791	(6)(7)(8)	*
Executive Managing Director and Chief Operating Officer
Phillip E. Lombardi	32,813	(6)(7)(8)	*
Senior Managing Director and Chief of Lending Operations
All directors and executive officers as a group (nine persons)	561,696	(6)(7)(8)	9.76%

(1)	As reported by Dimensional Fund Advisors, LP (“Dimensional”) on a Schedule 13G amendment filed on February 9, 2007 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Dimensional reported sole voting and dispositive powers as to all of the 478,886 shares, and shared voting and dispositive powers as to none of the 478,886 shares covered by the report.

(2)	As reported by Franklin Mutual Advisers, LLC (“Franklin”) on a Schedule 13G amendment filed on February 11, 2005 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Franklin reported sole voting and dispositive powers as to all of the 445,796 shares, and shared voting and dispositive powers as to none of the 445,796 shares covered by the report.

(3)	As reported by Thomson Horstmann & Bryant, Inc., (“Thomson”) on a Schedule 13G amendment filed on January 29, 2007 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Thomson reported sole voting power as to 221,206 shares, sole dispositive power as to all of the 407,009 shares, and shared voting and dispositive power as to none of the 407,009 shares covered by the report.

(4)	As reported by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd., Barclays Global Investors Japan Trust and Banking Company Limited and Barclays Global Investors Japan Limited on a Schedule 13G filed on January 23, 2007 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. With respect to the 400,532 shares listed, Barclays Global Investors, NA., reported sole voting power as to 271,864 shares, sole dispositive power as to 308,626 shares and shared voting and dispositive powers as to none of such shares, and Barclays Global Fund Advisors reported sole voting and dispositive powers as to 91,906 shares, and shared voting and dispositive powers as to none of such shares.

(5)	As reported by Wellington Management Company, LLP (“WMC”) on a Schedule 13G amendment filed on February 14, 2007 with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. WMC reported sole voting and dispositive powers as to none of the 374,430 shares, shared voting power as to 210,700 shares, and shared dispositive power as to all of the 374,430 shares covered by the report.

(6)	Includes shares held directly, as well as shares held in retirement accounts or by certain members of the named individual’s families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power.

(7)	Includes shares underlying exercisable options and options exercisable within 60 days of June 15, 2007, as follows: Chairman Haligowski — 97,500 shares; Vice Chairman Bruce — 23,000 shares; Timothy M. Doyle — 60,000 shares; Lyle C. Lodwick — 47,500 shares; Phillip E. Lombardi — 30,000 shares; and all directors and executive officers as a group — 284,000 shares.

(8)	Includes vested supplemental executive retirement plan (“SERP”) account shares held in the Rabbi Trust we established, as follows: Chairman Haligowski — 164,308 shares; Vice Chairman Bruce — 38,117 shares; Timothy M. Doyle — 31,802 shares; Lyle C. Lodwick — 3,291 shares; Phillip E. Lombardi — 2,813 shares and all directors and executive officers as a group — 240,331. Also includes 29,265 shares held for Mr. Haligowski in his deferred compensation plan account in the Rabbi Trust.

PROPOSAL I — ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of six members. Approximately one-third of our directors are elected annually. Our directors are generally elected to serve for three-year terms or until their respective successors have been elected and qualified.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The table below sets forth certain information regarding the composition of our Board of Directors, including the directors’ terms of office. It is intended that the proxies solicited on behalf of our Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as our Board of Directors may recommend, based on the recommendation to the Board by the Corporate Governance/Nominating Committee of the Board. At this time, our Board of Directors knows of no reasons why the nominees might be unable to serve, if elected. There are no arrangements or understandings between any nominee and any other person pursuant to which the nominee was selected. An asterisk (*) denotes beneficial ownership of less than one percent. Our Board of Directors unanimously recommends that shareholders vote “FOR” the nominees named below for election as directors.

					Shares of
					Common Stock
					Beneficially
			Director	Term to	Owned at	Percent
Name	Age(1)	Positions Held In ITLA Capital	Since	Expire	June 15, 2007(2)	of Class

Nominees
Sandor X. Mayuga	58	Director	1996	2010	12,300	*
Robert R. Reed	70	Director	1996	2010	7,800	*

Directors Continuing in Office
George W. Haligowski	52	Chairman of the Board, President and Chief Executive Officer	1996	2008	291,073	5.23%
Hirotaka Oribe	72	Director	1996	2008	6,700	*
Norval L. Bruce	65	Vice Chairman of the Board and Chief Credit Officer	1997	2009	61,317	1.12%
Jeffrey L. Lipscomb	53	Director	1996	2009	7,100	*

(1)	As of June 15, 2007.

(2)	Includes shares held directly, as well as shares which are subject to immediately exercisable options and options exercisable within 60 days of June 15, 2007, under our stock option plans, shares held under our SERP, and shares held in other retirement accounts or by certain members of the named individual’s families or corporations for which an individual is an officer or director or held by trust of which an individual is trustee or a substantial beneficiary, over which shares the individual may be deemed to have sole or shared voting and/or dispositive power. The above named individuals held exercisable options and options exercisable within 60 days of June 15, 2007 as follows: Director Mayuga — 6,500 shares; Director Reed — 6,500 shares; Chairman Haligowski — 97,500 shares; Director Oribe — 6,500 shares; Vice Chairman Bruce — 23,000 shares; and Director Lipscomb — 6,500 shares.

The business experience of each of our directors for at least the past five years is as follows:

Sandor X. Mayuga is a member of the California State Bar and has been Of Counsel to the law firm of Keesal, Young & Logan since April 2004. Prior to that, he was a member of the law firm of Tisdale & Nicholson, LLP since 1994. He conducted his own law practice from 1983 to 1994 and was a partner in the Financial Institutions Department of Finley, Kumble, Wagner, Heine, Underberg, Manly & Casey, a New York-based national law firm, from 1980 to 1983. Previously, he served as Assistant General Counsel of Hunt-Wesson Foods, Inc., a subsidiary of Norton Simon, Inc., and was associated with two large regional law firms in Los Angeles County. Since 1980, Mr. Mayuga’s practice has focused on the representation of financial institutions and other finance-related businesses in corporate, transactional and regulatory matters. Mr. Mayuga is a graduate of the University of Pennsylvania School of Law (Juris Doctoris, 1974), and the University of California, Santa Barbara (A.B., Political Science, with High Honors, 1970). While at the University of Pennsylvania, he also studied at The Wharton School of Finance and Commerce. He also earned a Certificate in Private International Law at Academie du Droit Internationale de la Haye (1975).

Robert R. Reed is retired from Household International where he was employed in various positions from 1960 to 1992. Mr. Reed served as Vice President of Household Bank from 1980 to 1992. Mr. Reed was previously employed in management positions with Household Financial Corporation from 1962 to 1980. From 1995 to 2000, Mr. Reed served as a director of the Santa Ana City Cable Television Review Board.

George W. Haligowski has served as ITLA Capital’s Chairman of the Board, President and Chief Executive Officer since inception. He has also served as the Bank’s Chairman of the Board and Chief Executive Officer since 1992, and was the Bank’s President from 1992 to October 1997. In 2000 he was again appointed as President of the Bank. From 1990 to 1992, he served as President, Chief Executive Officer and Principal of Halivest International, Ltd., an international finance and asset management company. He was previously employed as a Vice President by Shearson Lehman Hutton (1988 to 1990) and Prudential-Bache Securities (1983 to 1988), and by Avco Financial Services as Regional Director of its Japanese branch operations (1976 to 1981), as Training Coordinator for Avco Thrift and Loan (1976) and as a Branch Manager (1974 to 1976). Mr. Haligowski’s post secondary education consists of the following programs: He graduated from the Securities Industry Institute held at the University of

Pennsylvania Wharton School. He also became an alumnus of the Harvard Business School by completing the Owners Presidents Management Program. He completed the Advanced Management Program at the University of Southern California. He received his Masters of Banking diploma from L.S.U. Graduate School of Banking. Mr. Haligowski also serves on several boards, including Operation Hope, Chairman Emeritus of the Young Presidents’ Organization of San Diego, and is Chairman of the University of California San Diego Scripps Institute of Oceanography’s Advisory Board the Director’s Cabinet.

Hirotaka Oribe is a licensed architect with international experience in real estate development and urban planning. Since 1993, Mr. Oribe has served as an advisor to Kajima Development Resources, Inc. From 1979 to 1993, Mr. Oribe was Executive Vice President, Chief Operating Officer and a Director of Kajima Development Corporation, a firm engaged in development and construction of single-family and multi-family housing, office buildings, retail space and land development. Mr. Oribe previously held other positions with affiliates of Kajima Corporation of Japan from 1973 to 1979 and was a practicing architect from 1962 to 1973. Mr. Oribe holds a Bachelor and Masters of Engineering from Waseda University in Tokyo, and holds a Master of Architecture in Urban Design from Harvard University’s Graduate School of Design. He is also a licensed architect with the State of California and the Commonwealth of Massachusetts.

Norval L. Bruce has served as the Vice Chairman and Chief Credit Officer for ITLA Capital and the Bank since June of 1999. He was previously President and Chief Operating Officer of the Bank from October 1997 to June 1999, and previously was the Executive Vice President and Chief Credit Officer of the Bank from 1990 to October 1997. Mr. Bruce was appointed a director of the Bank and ITLA Capital in January 1997 and September 1997, respectively. From 1988 to 1989, he served as Executive Vice President and Chief Credit Officer of Security Pacific Bank, Nevada. He was previously employed by Security Pacific Bank from 1965 to 1988 in a variety of positions including management positions in which he was responsible for both loan origination and credit quality. Mr. Bruce has an Associates of Arts degree from Clark College of Vancouver Washington, and attended the University of Washington where he studied economics and engineering. He is a graduate of the Southwestern Graduate School of Banking at Southern Methodist University and he has completed the Executive Program in Management from the John E. Anderson Graduate School of Management at UCLA.

Jeffrey L. Lipscomb is a Chartered Financial Consultant (ChFC), and an Investment Advisory Associate with AXA Advisors and formerly was a Registered Principal and Assistant Manager of the San Diego office of Equitable Financial Companies since 1986, handling corporate group benefits and personal financial planning. Additionally, he is an Executive Vice-President of Excelsior Financial Network, LLC, a wealth planning management group. Mr. Lipscomb was also with Kidder Peabody from 1983 to 1986. Mr. Lipscomb received a Bachelor of Arts Degree in General Psychology from the University of California, Santa Barbara in 1976.

INFORMATION AS TO EXECUTIVE OFFICERS
WHO ARE NOT ALSO DIRECTORS

Our executive officers who are not also directors are identified below.

Name	Age	Position

Timothy M. Doyle	51	Executive Managing Director and Chief Financial Officer of ITLA Capital and the Bank
Lyle C. Lodwick	53	Executive Managing Director and Chief Operating Officer of ITLA Capital and the Bank
Phillip E. Lombardi	50	Senior Managing Director and Chief of Lending Operations of ITLA Capital and the Bank

Timothy M. Doyle has served as Executive Managing Director and Chief Financial Officer of ITLA Capital and the Bank since August 2005. He was previously Senior Managing Director and Chief Financial Officer of ITLA Capital and the Bank from May 2000 to August 2005, and prior to that he was Managing Director and Chief Administrative Officer of ITLA Capital and the Bank from May 1996 to May 2000. Before joining the Bank, he was the Controller and Director of Operations at Northeastern Plastics from 1995 to 1996; Assistant Controller of Alpha Wire Corporation from 1992 to 1994; and Vice President and Chief Financial Officer of Halivest International, Ltd. from 1989 to 1991. From 1982 to 1988, he was the Corporate Controller of the Shepaug Corporation. Mr. Doyle

graduated with a Bachelor of Science degree in Accounting from Western New England College, and has completed the International Business Management Senior Executive Program of the London Business School.

Lyle C. Lodwick has served as Executive Managing Director and Chief Operating Officer of ITLA Capital and the Bank since August 2005. Prior to joining ITLA Capital, Mr. Lodwick served as Executive Vice President and Chief Operating Officer of Sunwest Bank and, prior to that, he served as Executive Vice President and Chief Credit Officer at Pacific Crest Capital, Inc. During his tenure at Pacific Crest Capital, Inc. from 1992 to 2004, he held several senior level positions with the company. From 1982 to 1985, he was Assistant Regional Credit Manager, Western Region, with Commercial Credit Corporation. Mr. Lodwick has a BA from Whittier College and an MBA from the University of LaVerne.

Phillip E. Lombardi has served as Senior Managing Director — Chief of Lending Operations of ITLA Capital and the Bank since August 2005. Prior to joining ITLA Capital, he was Vice President and Manager of the Los Angeles Real Estate Industries lending division of Bank of the West (formerly Sanwa Bank of California) from 2001 to 2004. He was previously Vice President and Relationship Manager for Citicorp Real Estate, Inc. and the Commercial Asset Management unit of Citibank, F.S.B. from 1985 through 2000; and Construction Superintendent and later Marketing Director for 666 Venture, Inc. from 1981 to 1985. Mr. Lombardi has an MBA from the University of Chicago with a Specialization in Finance, and a BA from the University of Puget Sound.

BOARD MEETINGS, BOARD COMMITTEES
AND CORPORATE GOVERNANCE MATTERS

Our Board of Directors generally meets every other month and may have additional special meetings from time to time. During the year ended December 31, 2006, our Board of Directors met six times. No current director attended fewer than 75% of the aggregate of (i) the total number of Board meetings held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served. In addition, all of our Board members are expected to attend our annual meeting of shareholders, although we do not have any written policy as to Board members’ attendance at the annual meeting of shareholders. Last year’s annual meeting of shareholders was attended by the entire Board of Directors.

Director Independence

Our Board of Directors has affirmatively determined that the following directors, representing a majority of the Board, are “independent” for purposes of Section 303A of the Listed Company Manual of the New York Stock Exchange (the “NYSE Manual”): Jeffrey L. Lipscomb, Sandor X. Mayuga, Hirotaka Oribe and Robert R. Reed. Preston Martin, who was a director until his death on May 30, 2007, was also determined by our Board of Directors to be independent for purposes of Section 303A of the NYSE Manual.

To assist it in making its independence determinations under Section 303A of the NYSE Manual, our Board of Directors has adopted the categorical standards described below, which are set forth in our corporate governance guidelines (see “Availability of Committee Charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines” below). Any of the following relationships will be deemed not to be material and therefore will not impair a director’s independence under Section 303A of the NYSE Manual, unless our Board of Directors determines otherwise:

1. Lending relationships, deposit relationships, other customer relationships (such as, for example, custodial, cash management and similar services), and other business relationships between ITLA Capital and its subsidiaries, on the one hand, and a director, an immediate family member of the director, or an entity with which the director or immediate family member is affiliated by reason of being a director, officer or similar position or an owner of a 10% or greater equity interest therein (a “Director-Related Entity”), on the other hand, that meet the following criteria:

i. such relationship is in the ordinary course of business of ITLA Capital and its subsidiaries, and is at arms-length and on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons;

ii. with respect to an extension of credit by a subsidiary of ITLA Capital: (A) such extension of credit has been made in compliance with applicable laws and regulations, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Securities Exchange Act of

1934, as amended (the “Exchange Act”); and (B) such credit has not been criticized or classified (under our internal loan grading system), placed on non-accrual status, is not past due, has not been restructured or is not otherwise a potential problem credit;

iii. in the event that the relationship did not exist or was terminated in the normal course of business, that action would not reasonably be expected to have a material and adverse effect on our consolidated financial condition, earnings or business, a Director-Related Entity or a director; and

iv. in the case of a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, ITLA Capital for property or services in an amount which, in any single fiscal year during the last three years, does not exceed the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

2. In the case of contributions by ITLA Capital or any of its subsidiaries or to a charitable organization of which a director (or a director’s immediate family member) serves as an officer, director or trustee, the annual amount of such contributions were less than the greater of $1 million or 2% of such charitable organization’s gross revenues for its last fiscal year.

For business or other relationships not covered by the above categories, our Board of Directors, after considering all of the relevant circumstances, may make a determination as to whether the relationship is not material and whether the director may therefore be considered independent under Section 303A of the NYSE Manual.

In making its independence determination as to Director Mayuga, the Board considered our relationship with Director Mayuga as disclosed under “Transactions with Certain Related Persons” and determined that this relationship satisfied the categorical standards outlined above.

Board Committees

The principal standing committees of our Board of Directors are described below.

Audit Committee.  The Audit Committee is currently comprised of Messrs. Reed (Chairman), Lipscomb and Oribe, each of whom is independent both for purposes of Section 303A of the NYSE Manual and for purposes of the additional independence requirements for Audit Committee members set forth in Rule 10A-3 under the Exchange Act. As indicated above, Director Preston Martin, who was also Chairman of the Audit Committee and our “audit committee financial expert” (as defined in Item 407(d)(5) of Regulation S-K of the Securities and Exchange Commission), passed away on May 30, 2007. Due to the sudden passing of Mr. Martin the Board has not yet designated a financial expert.

The Audit Committee met eight times during 2006. The Audit Committee assists our Board in its oversight responsibility relating to the integrity of our financial statements and the financial reporting process, the systems of internal accounting and financial controls and compliance with legal and regulatory requirements. The Audit Committee, among other things:

•	oversees the entire audit function for ITLA Capital, both internal and independent;

•	hires, terminates and/or reappoints our independent auditors;

•	ensures the existence of effective accounting and internal control systems;

•	approves non-audit and audit services to be performed by the independent auditors; and

•	reviews and assesses the adequacy of the Audit Committee charter on an annual basis.

The report of the Audit Committee is set forth below under “Audit Committee Report.”

Compensation Committee.  The Compensation Committee currently consists of Messrs. Lipscomb, Mayuga and Oribe, each of whom is independent for purposes of Section 303A of the NYSE Manual. The Compensation Committee met two times during 2006. The responsibilities of the Compensation Committee include:

•	reviewing from time to time our compensation plans and, if the committee believes it to be appropriate, recommending that the Board amend these plans or adopt new plans;

•	annually reviewing and approving corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of these goals and objectives and recommending to the Board the Chief Executive Officer’s compensation level based on this evaluation;

•	overseeing the evaluation of our management, and recommending to the Board the compensation for our executive officers and other key members of management. This includes evaluating performance and recommending to the Board specific awards for executive officers;

•	recommending to the Board the appropriate level of compensation and the appropriate mix of cash and equity compensation for directors;

•	administering any benefit plan which the Board has determined should be administered by the committee; and

•	reviewing, monitoring and reporting to the Board, at least annually, on management development efforts to ensure a pool of candidates for adequate and orderly management succession.

The Compensation Committee’s charter authorizes the committee to delegate its authority to subcommittees to the extent permitted by applicable laws, regulations and exchange listing standards. The Compensation Committee’s charter also authorizes the committee to retain a compensation consultant to assist the committee in carrying out its responsibilities. As described under “Executive Compensation — Compensation Discussion and Analysis-Determination of Appropriate Pay Levels-In General,” the Committee has utilized the assistance of a compensation consultant in setting the compensation of Mr. Haligowski, our Chief Executive Officer. Mr. Haligowski’s role in the determination of executive compensation is described under “Executive Compensation — Compensation Discussion and Analysis-Role of Executive Officers in Determining Compensation.”

The report of the Compensation Committee is set forth below under “Executive Compensation — Compensation Committee Report.”

Corporate Governance/Nominating Committee.  The Corporate Governance/Nominating Committee is comprised of Directors Mayuga (Chairman), Reed, Oribe and Lipscomb, each of whom is independent for purposes of Section 303A of the NYSE Manual. The Corporate Governance/Nominating Committee met once during 2006.

The responsibilities of the Corporate Governance/Nominating Committee include:

•	develop and recommend to the Board a set of corporate governance guidelines, review these guidelines at least annually and recommend changes as necessary;

•	recommend to the Board the appropriate size of the Board and assist in identifying, interviewing and recruiting candidates for the Board;

•	recommend candidates (including incumbents) for election and appointment to the Board of Directors, subject to the provisions set forth in our certificate of incorporation and bylaws relating to the nomination or appointment of directors, based on the following criteria: business experience, education, integrity and reputation, independence, conflicts of interest, diversity, age, number of other directorships and commitments (including charitable organizations), tenure on the Board, attendance at Board and committee meetings, stock ownership, specialized knowledge (such as an understanding of banking, accounting, marketing, finance, regulation and public policy) and a commitment to ITLA Capital’s communities and shared values, as well as overall experience in the context of the needs of the Board as a whole. Final approval of director nominees is determined by the full Board, based on the recommendations of the Corporate Governance/Nominating Committee. The nominees for election at the Meeting identified in this Proxy Statement were recommended to the Board by the Corporate Governance/Nominating Committee;

•	review nominations submitted by shareholders, which have been addressed to the Corporate Secretary, and which comply with the requirements of our certificate of incorporation and bylaws. Nominations from shareholders will be considered and evaluated using the same criteria as all other nominations;

•	annually recommend to the Board committee assignments and committee chairs on all committees of the Board, and recommend committee members to fill vacancies on committees as necessary;

•	recommend to the Board a process for the evaluation of the Board, its committees and management, and oversee this process; and

•	perform any other duties or responsibilities expressly delegated to the Committee by the Board.

Director nominations must be made pursuant to timely notice in writing to the Corporate Secretary as set forth in Article I, Section 6(c) of our bylaws. Shareholders may recommend candidates for consideration by the Corporate Governance/Nominating Committee by following the procedures set forth in Article I, Section 6(c). As noted above, shareholder-recommended candidates will be considered and evaluated using the same criteria set forth above.

Article I, Section 6(c) of our bylaws provides that nominations for election as directors by shareholders must be made in writing and delivered to the Secretary of ITLA Capital at least 90 days prior to the annual meeting date. If, however, the date of the meeting is first publicly disclosed less than 100 days prior to the date of the meeting, nominations must be received by ITLA Capital not later than the close of business on the tenth day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or the day on which public disclosure of the date of the meeting was first made. In addition to meeting the applicable deadline, nominations must be accompanied by certain information specified in Article I, Section 6(c) of our bylaws. This information includes the following:

(i) as to each person whom a shareholder proposes to nominate for election as a director, all information relating to the proposed nominee that is required to be disclosed in the solicitation of proxies for election as directors or is otherwise required pursuant to Regulation 14A under the Exchange Act, including the proposed nominee’s written consent to serve as a director, if elected; and

(ii) as to the shareholder giving the notice:

•	the name and address, as they appear on our books, of the shareholder; and

•	the number of shares of our Common Stock beneficially owned by the shareholder.

The foregoing description is a summary of our nominating process. Any shareholder wishing to nominate a candidate or recommend a nominee to our Corporate Governance/Nominating Committee for its consideration should review and must comply in full with the procedures set forth in our certificate of incorporation and bylaws, and Delaware law.

Executive Committee.  The primary responsibilities of the Executive Committee are to advise our management on matters when the full Board of Directors is unavailable or to conduct business as specifically designated by the full Board. The current members of the Executive Committee are Messrs. Haligowski, Oribe and Bruce. The Executive Committee held ten meetings in 2006.

Availability of Committee Charters, Code of Business Conduct and Ethics and Corporate Governance Guidelines

Each of the Audit, Compensation and Corporate Governance/Nominating Committees operates under a written charter approved by our Board of Directors. Our Board of Directors has also adopted a Code of Business Conduct and Ethics, which applies to all directors and employees of ITLA Capital and its subsidiaries, and corporate governance guidelines, which are primarily intended to provide guidelines for the governance of the Board and the Board’s committees. These documents are available on our website, www.itlacapital.com, by clicking “Investor Relations” and then clicking “Governance.” These documents are also available in print to any shareholder who requests them, by writing to ITLA Capital Corporation, Attn: Anthony A. Rusnak, Esq., General Counsel and Secretary, 888 Prospect Street, Suite 110, La Jolla, California 92037.

Executive Sessions of Non-Management Directors

Our corporate governance guidelines require that our non-management directors regularly meet in executive session outside the presence of management and that these sessions be chaired by the Chairman of the Corporate Governance/Nominating Committee (currently Mr. Mayuga).

Shareholder and Other Interested Party Communications with the Board of Directors

Shareholders and other interested parties may communicate with our Board of Directors or the nonmanagement directors by writing to: ITLA Capital Corporation, Attn: Audit Committee Chairman, 888 Prospect Street, Suite 110, La Jolla, California 92037.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee of our Board of Directors shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent ITLA Capital specifically incorporates this report therein, and shall not otherwise be deemed filed under such Acts.

Management is responsible for ITLA Capital’s internal controls, financial reporting process and compliance with laws and regulations. The independent auditors are responsible for performing an independent audit of ITLA Capital’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon and annually attesting to management’s assessment of the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

As required by its charter, the Audit Committee received and reviewed the report of Ernst & Young LLP regarding the results of their audit, as well as the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee reviewed and discussed the audited financial statements with ITLA Capital’s management. A representative of Ernst & Young LLP also discussed with the Audit Committee the independence of Ernst & Young LLP from ITLA Capital, as well as the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees).

In fulfilling its oversight responsibility of reviewing the services performed by ITLA Capital’s independent auditors, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent auditors. The Audit Committee met with the independent auditors to discuss the results of their examinations, the evaluation of ITLA Capital’s internal controls and the overall quality of ITLA Capital’s financial reporting. The Audit Committee also reviewed and discussed with the independent auditors the fees paid to the independent auditors; these fees are described under “Relationship with Independent Auditors” below.

ITLA Capital’s Chief Executive Officer and Principal Financial Officer also reviewed with the Audit Committee the certifications that each such officer will file with the Securities and Exchange Commission (the “SEC”) pursuant to the requirements of Sections 302 and 906 of the Sarbanes-Oxley Act of 2002. Management also reviewed with the Audit Committee the policies and procedures it has adopted to ensure the accuracy of such certifications.

Based on the Audit Committee’s review and discussions noted above, it recommended to the Board of Directors that the audited financial statements be included in ITLA Capital’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Respectfully submitted by the members of the Audit Committee of the Board of Directors of ITLA Capital Corporation.

Robert R. Reed
Jeffrey L. Lipscomb
Hirotaka Oribe

RELATIONSHIP WITH INDEPENDENT AUDITORS

General

The Audit Committee has reappointed Ernst & Young LLP as the independent public accounting firm to audit our consolidated financial statements for the year ending December 31, 2007, subject to the ratification of the appointment by ITLA Capital’s shareholders at the Meeting. See “Proposal III — Ratification of the Appointment of Independent Auditors” below.

Independent Auditing Firm Fees

During the years ended December 31, 2006 and 2005, Ernst & Young LLP provided various audit, audit related and non-audit services to us. Set forth below are the aggregate fees billed for these services:

(a) Audit Fees: Aggregate fees billed for professional services rendered for the audits of our annual financial statements and internal control over financial reporting, and reviews of financial statements included in our Quarterly Reports on Form 10-Q for those years: $332,000 — 2006; $306,000 — 2005.

(b) Audit Related Fees: Aggregate fees billed for professional services rendered related to audits of employee benefit plans, consultation related to the implementation of the Sarbanes-Oxley Act of 2002, and consultation on accounting matters: $20,000 — 2006; $34,000 — 2005.

(c) Tax Fees: Aggregate fees billed for professional services rendered related to tax compliance, tax advice and tax return preparation: $95,000 — 2006; $165,000 — 2005.

(d) All Other Fees: $22,000 — 2006; None — 2005.

The Audit Committee pre-approves all audit and permissible non-audit services to be provided by Ernst & Young LLP and the estimated fees for these services. None of the services provided by Ernst & Young LLP described in items (a) — (d) above was approved by the Audit Committee pursuant to a waiver of the pre-approved requirements of the SEC’s rules and regulations.

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or awarded to each director, who is not also a named executive officer (as defined below, under “Executive Compensation — Compensation Discussion and Analysis”), who served on our Board of Directors in 2006. Directors who are employees of ITLA Capital are not compensated for their service as directors.

					Change in
					Pension Value and
	Fees				Non-qualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
Name	in Cash	Awards	Awards(2)	Compensation	Earnings	Compensation(3)	Total

Jeffrey L. Lipscomb	$45,000	—	—	—	—	$5,000	$50,000
Preston Martin(1)	$42,000	—	$2,492	—	—	$15,000	$59,492
Sandor X. Mayuga	$40,000	—	—	—	—	$—	$40,000
Hirotaka Oribe	$46,000	—	—	—	—	$15,000	$61,000
Robert R. Reed	$45,000	—	—	—	—	$5,000	$50,000

(1)	Mr. Martin passed away on May 30, 2007.

(2)	Amount in the tables represents the compensation cost of stock options recognized for 2006 for financial statement reporting purposes pursuant to SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”) and includes the cost attributable to grants made in 2006 and in prior years. The assumptions we used in calculating this amount are set forth in our Annual Report on Form 10-K for the year ended December 31, 2006 under “Item 8. Financial Statements and Supplementary Data — Condensed Consolidated Financial Statements — Notes to Financial Statements — Note 1 — Summary of Significant Accounting Policies — Stock-Based Compensation.” As of December 31, 2006, total shares underlying stock options held by the directors were as follows: Mr. Lipscomb — 6,500 shares; Mr. Martin — 10,000 shares; Mr. Mayuga — 6,500 shares; Mr. Oribe — 6,500 shares; and Mr. Reed — 6,500 shares. On October 30, 2006, Mr. Martin was granted an option for 1,000 shares at an exercise price of $57.48 as an automatic anniversary award pursuant to the Director Stock Option Plan (see “Executive Compensation — Additional Information Regarding Executive Compensation — Outstanding Equity Awards at December 31, 2006 — Stock Incentive Plans”). The grant date fair value of this award to Mr. Martin, computed in accordance with SFAS No. 123(R), was approximately $15,000.

(3)	Amounts in this column represent honorariums paid during 2006 to Mr. Lipscomb, Mr. Oribe, and Mr. Reed, as well as an annual retainer fee for Mr. Martin, as explained below.

Director Compensation Arrangements.  During 2006, each non-employee director was paid a monthly fee of $2,250 for serving on our Board of Directors and $1,000 for each Board or Committee meeting attended for service on such committee. In addition, Director Reed received an honorarium of $5,000 for his active assistance in legislative matters during 2006, Director Lipscomb received an honorarium of $5,000 for his active assistance with compensation matters and chairmanship of the Compensation Committee, and Director Oribe received an honorarium of $15,000 for his extensive work with the Executive Committee and large loan approvals. In 2006, Director Martin received an annual retainer fee of $15,000 for his service as Chairman of the Audit Committee. Directors are also eligible to receive stock options under the Director Stock Option Plan (see “Executive Compensation — Additional Information Regarding Executive Compensation — Outstanding Equity Awards at December 31, 2006 — Stock Incentive Plans”). Mr. Martin, who received an automatic anniversary award under the Director Stock Option Plan described in footnote 2 to the table above, was the only non-employee director who received an option grant in 2006.

We pay for or reimburse our directors’ travel, lodging and other reasonable out-of-pocket expenses in connection with attendance at board, committee and stockholder meetings, and for other reasonable expenses related to board service such as director education.

Voluntary Retainer Stock and Deferred Compensation Plan.  In 1996, we adopted the Voluntary Retainer Stock and Deferred Compensation Plan for Outside Directors (the “Outside Director Plan”). The Outside Director Plan provides for the deferral of compensation earned by non-employee directors in the form of Stock Units (“Stock Units”) in a Stock Unit account (“Stock Unit Account”). Directors may elect to have up to 100% of their fees converted into stock units.

For dividends paid with respect to our common stock, each non-employee director has credited to his Stock Unit Account an additional number of Stock Units in an amount determined under the Outside Director Plan. Each non-employee director’s Stock Unit Account will be settled by delivering to the non-employee director (or his beneficiary) the number of shares of our common stock equal to the number of whole Stock Units then credited to the non-employee director’s Stock Unit Account, in either (i) a lump sum or (ii) substantially equal annual installments over a period not to exceed ten years.

To date, no amounts have been deferred under the Outside Director Plan.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

In this section, we provide an overview and analysis of our compensation program and policies, the material compensation decisions we have made under those programs and policies, and the material factors that we considered in making those decisions. Following this section, under the heading “Additional Information Regarding Executive Compensation,” you will find a series of tables containing specific information about compensation paid or payable to the following individuals, whom we refer to as our named executive officers:

•	George W. Haligowski, Chairman, President and Chief Executive Officer

•	Norval L. Bruce, Vice Chairman and Chief Credit Officer

•	Timothy M. Doyle, Executive Managing Director and Chief Financial Officer

•	Lyle C. Lodwick, Executive Managing Director and Chief Operating Officer

•	Phillip E. Lombardi, Senior Managing Director and Chief of Lending Operations

The discussion below is intended to help you understand the detailed information provided in those tables and put that information into context within our overall compensation program.

Compensation Philosophy and Objectives

The policies of the Compensation Committee of our Board of Directors, or the Committee, with respect to the compensation of executive officers, including the Chief Executive Officer, or CEO, are designed to provide compensation sufficient to attract, motivate and retain executives of outstanding ability and potential. Overall, we seek to provide total compensation packages that are competitive in terms of total potential value to our executives, in order to create a compensation program that will adequately reward our executives for their roles in creating value for our shareholders. We intend to be competitive with other similarly situated companies in the banking and financial services industries.

Our compensation decisions with respect to executive officer salaries, annual incentives, and long-term incentive compensation opportunities are influenced by (a) the executive’s level of responsibility and function within ITLA Capital, (b) the performance and profitability of ITLA Capital and the individual’s performance, and (c) our assessment of the competitive marketplace, including peer companies. Our philosophy is to focus on total direct compensation opportunities through a mix of base salary, annual cash bonus, and long-term incentives, including equity-based awards in the form of stock options, other benefits and perquisites, post-termination severance and acceleration of stock option vesting for certain named executive officers upon termination and/or a change in control. Our other benefits and perquisites for our named executive officers primarily consist of life and health insurance benefits, a qualified 401(k) savings plan, non-qualified deferred compensation plans, reimbursement for certain club memberships, use of a Company-owned automobile or automobile allowance and payment of a preferential interest rate on interest-bearing deposit accounts (available to all employees). Mr. Haligowski also receives an allowance for housing related expenses and chartered air travel. Our philosophy is to position the aggregate of these elements at a level that is commensurate with our size and sustained performance, and we believe it is important to maintain a strong link between executive incentives and the creation of shareholder value. The use of these programs enables us to reinforce our pay for performance philosophy, as well as strengthen our ability to attract and retain highly qualified executives. We believe that this combination of programs provides an appropriate mix of fixed and variable pay, balances short-term operational performance with long-term shareholder value, and encourages executive recruitment, motivation and retention.

During February 2006, the Committee conducted an overall review of our compensation plans and agreements. This review was prompted by the requirement to conform our compensation plans to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and by the fact that all shares of restricted stock under our Recognition and Retention Plan (the “RRP”), originally adopted in 1995, were allocated as of December 31, 2005. All shares allocated were also fully vested as of December 31, 2005. Our supplemental executive retirement plan (the “SERP”) provided for allocations of restricted stock issued under the RRP on a tax deferred basis through the SERP. Under his employment agreement with us dated January 28, 2000 (the “Original Employment Agreement”) and the SERP, Mr. Haligowski was entitled to receive annually an allocation under our SERP of a RRP restricted stock award equal to one-third of his base salary and an additional contribution to his SERP account following a change in control equal to 3.95 times his base salary. The SERP entitled all other SERP participants to receive an annual award equal to one-fifth of base salary. In order to provide our executive officers, including Mr. Haligowski, with a benefit comparable to what we had been providing under the SERP prior to the utilization of all remaining RRP shares in 2005, and to maximize the tax deductibility of compensation payments, we entered into (1) an amendment and restatement of Mr. Haligowski’s employment agreement, and executed a non-competition and non-solicitation agreement, with Mr. Haligowski; (2) executed change in control severance agreements with nine executive officers, including: Messrs. Bruce, Doyle, Lodwick and Lombardi (in the case of Messrs. Bruce and Doyle these agreements replaced their existing change in control severance agreements with us); (3) amended and restated our employer securities and non-employer securities non-qualified deferred compensation plans (the “Deferred Compensation Plans”) and our SERP primarily to conform those plans with Section 409A of the Code; (4) amended and restated our salary continuation plan (the “Salary Continuation Plan”) to conform that plan with Section 409A of the Code and to make certain other changes described below; and (5) made a clarifying amendment to our 2005 Re-Designated, Amended and Restated Employee Stock Incentive Plan (the “ESIP”) intended to ensure the deductibility under Section 162(m) of the Code of compensation attributable to stock options or stock appreciation rights that may be granted under that plan to executive officers.

Mr. Haligowski’s employment agreement was amended and the non-competition and non-solicitation agreement was entered into so that the change in control benefits he would have received under the Original Employment Agreement inclusive of the SERP change in control benefit described above under the Original Employment Agreement, together with the payments to be made to Mr. Haligowski under the non-competition and non-solicitation agreement, would not be substantially greater or less. The Salary Continuation Plan, which was originally adopted by us in March 2000 and in which Mr. Haligowski is currently the only participant, was amended to eliminate an enhanced change in control benefit, which was to provide for an increased monthly payout over ten years instead of over 15 years as with other types of termination, and to eliminate the reduction in benefit that was to occur if the participant voluntarily terminated his employment before retirement age. In addition, a number of other amendments were made to the Salary Continuation Plan to conform the plan to Section 409A of the Code, including changes to definitions, the elimination of our ability to accelerate benefits and changes to plan termination provisions. All of these plans and agreements are summarized below under “Additional Information Regarding Executive Compensation.”

Determination of Appropriate Pay Levels

In General.  Generally, the compensation of our executive officers is currently composed of a base salary, an annual cash incentive award and equity awards in the form of stock options. For each of our named executive officers, the Committee reviews and approves all elements of compensation, taking into consideration recommendations from Mr. Haligowski (for compensation other than his own), and the individual contributions of the particular executive. With respect to Mr. Haligowski, the Committee utilizes the assistance of an independent compensation consultant, Nash and Company, Inc., which provides competitive market data every year with respect to CEO salary compensation. The comparison group includes other banks and thrifts in California with assets ranging from $1.0 to $10.0 billion. In addition to information provided by Nash and Company, Inc., the Committee has historically taken into account information from other sources in setting the compensation for Mr. Haligowski and other executive officers, including information from other independent members of the Board of Directors and publicly available data relating to the compensation practices and policies of other companies within our industry.

The annual executive bonus plan is a discretionary incentive compensation award determined by the Committee based on the achievement of the goals set forth in our annual strategic plan, including but not limited to goals relating to annual loan production, asset quality, performance and earnings goals (which may fluctuate from year-to-year) and individual performance. In addition, stock options are granted to provide the opportunity for long-term compensation based upon the performance of our Common Stock over time.

Base Salary.  We provide the opportunity for our named executive officers and other executives to earn a competitive annual base salary. We provide this opportunity to attract and retain an appropriate caliber of talent for the position, and to provide a base wage that is not subject to our performance risk.

Our base salary levels reflect a combination of factors, including competitive pay levels, the executive’s experience and tenure, our overall annual strategic plan for salary increases, the executive’s individual performance, and changes in responsibility. We review salary levels annually to recognize these factors. We do not target base salary at any particular percent of total compensation.

Base salary increases in 2006 for our named executive officers other than our CEO were generally consistent with the aggregate 4.75% pay increase approved by the Committee for our departments for 2006. For 2006, the average increase in the salaries of the executive officers, excluding the CEO, from 2005 salaries was 5.65%. Base salary increases granted to Messrs. Bruce, Lodwick and Lombardi for 2006 ranged from 3.0 to 5.0% and were established after considering job performance, internal pay alignment and equity, and marketplace competitiveness. Mr. Doyle’s base salary for 2006 was increased by 10.0% after taking into account the above factors plus the fact that his base salary in 2005 was below base salaries paid to peers at similar size companies and his contributions to our growth over the last three years. The salary of our CEO is set by the Committee, but in accordance with his employment agreement, was established at $590,000 for 2006, the same as for 2005. Although it is generally customary for the Committee to adjust Mr. Haligowski’s base salary on a bi-annual basis, and despite Nash and Company, Inc. stating that a 10% salary increase would be in line with the practices of a peer group of companies, the Committee determined not to adjust Mr. Haligowski’s base salary for 2007. As noted below, in order to make a greater proportion of Mr. Haligowski’s compensation based on our performance, the Committee instead determined to increase Mr. Haligowski’s targeted cash incentive opportunity for 2007.

Annual Executive Bonus Plan.  We provide the opportunity for our named executive officers and other executives to earn an annual cash incentive award. We provide this opportunity to attract and retain an appropriate caliber of talent for the position and to motivate executives to achieve our annual business goals. We establish annual target cash incentive opportunities annually in December or January expressed as a percentage of base salary to be paid during the ensuing fiscal year. For 2006, annual target cash incentive opportunities for the named executive officers other than Mr. Haligowski were set at up to 50% of base salary and at up to 150% of base salary for Mr. Haligowski. The 2007 target established by the Committee is the same except that Mr. Haligowski’s annual cash incentive opportunity was set at up to 200% of base salary. The Committee increased Mr. Haligowski’s targeted cash incentive opportunity since his base salary was not increased in 2006, as discussed above.

Our awards are subject to the Committee’s discretion and may take into account the achievement of goals set forth in our annual strategic plan, individual performance and the recommendation of the CEO (for awards other than his own). As a result, actual bonuses may be above or below target bonus levels, at the discretion of the Committee. Bonus payments under our annual bonus plan are contingent on continued employment with us at the end of the year. In 2005, the corporate goals identified by the Committee and the Board for 2006 included meeting various objectives relating generally to loan production, asset quality, pre-tax earnings and net income. In December 2006, the Committee and the Board determined that applicable corporate performance goals that were achieved in 2006 merited a bonus award of 100% of the target bonus award for the named executive officers other than Mr. Haligowski and 110% of the target bonus award for Mr. Haligowski. The Committee and the Board determined that Mr. Haligowski should receive an award of 164% of his base salary due to his continued outstanding leadership and contributions to the Company’s accomplishments in 2006.

In exercising its discretion, the Committee may take into account factors affecting our overall corporate performance goals and our actual performance results that may cause differences between the numbers used for our performance goals and the numbers reported in our financial statements. These factors may exclude all or a portion of both the positive or negative effect of external events that are outside the control of our executives, such as natural disasters, litigation, or regulatory changes in accounting, taxation or capital standards. These adjustments may also exclude all or a portion of both the positive or negative effect of unusual or significant strategic events that are within the control of our executives but that are undertaken with an expectation of improving our long-term financial performance, such as restructurings, acquisitions, or divestitures.

Equity Awards.  We provide the opportunity for our named executive officers and other executives to earn long-term equity incentive awards. Long-term equity incentive awards provide employees with the incentive to stay with us for longer periods of time, which in turn, provides us with greater stability. Stock options and other equity awards also align the incentives of our executives with the interests of our shareholders and with our long-term success. The Committee and Board develop their equity award determinations based on their judgments as to whether the complete compensation packages provided to our executives, including prior equity awards, are sufficient to retain, motivate and adequately award the executives. We have traditionally used stock options as our form of equity compensation because stock options provide a relatively straightforward incentive for our executives, result in less immediate dilution of existing shareholders’ interests and, prior to our adoption of SFAS No. 123(R), resulted in less compensation expense for us relative to other types of equity awards.

We generally review long-term equity incentives for our named executive officers and other executives annually in December or January. We grant equity awards to employees through our ESIP, which was adopted by our Board and shareholders to permit the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. The material terms of the ESIP are further described below under “Additional Information Regarding Executive Compensation — Outstanding Equity Awards at December 31, 2006-Stock Incentive Plans.”

For the last completed fiscal year, the Committee determined that our named executive officers had a sufficient equity stake in us, consisting of shares of Common Stock and/or existing options, to align their interests with ours and our stockholders and consequently there were no new equity award grants in 2006 to our named executive officers.

We do not coordinate the timing of equity award grants with the release of material non-public information. The exercise price for stock options is established at the fair market value of the closing price of our stock on the date the Committee approves for grant. Our stock options generally have a 10-year contractual exercise term. All of our outstanding stock options and other equity awards to our named executive officers are fully vested.

In general, option grants are also subject to the following post-termination and change in control provisions:

Event	Award Vesting	Exercise Term

Termination by Us Other than Cause, Disability, Retirement or Death	Forfeit Unvested	Earlier of: (1) three (3) months or (2) Remaining Option Period
Disability, Retirement or Death	Forfeit Unvested	Earlier of: (1) six (6) months or (2) Remaining Option Period
Termination for Cause	Forfeit Vested and Unvested	Expire
Other Termination	Forfeit Unvested	Earlier of: (1) Remaining Option Period or (2) 30 Days from Date of Termination
Change in Control	Accelerated*	*

*	In the event of a change in control as defined in the ESIP, any outstanding awards that are unexercisable or otherwise unvested will become fully vested and immediately exercisable. If there is a termination of employment, the applicable termination provisions regarding exercise term will apply.

Executive Benefits and Perquisites

Our named executive officers and other executives participate in our broad based employee benefit plans, including medical, dental, vision, insurance and our 401(k) plan (including matching contributions) and, like all other employees, may receive a preferential interest rate on interest-bearing deposit accounts. These plans and benefits are available to all salaried employees and do not discriminate in favor of executive officers. We also make the SERP available to our named executive officers and the Deferred Compensation Plans available to our named executive officers and other highly compensated employees. Mr. Haligowski is currently the only participant in our Salary Continuation Plan. The material terms of these plans are further described below under “Additional Information Regarding Executive Compensation — Agreements with Mr. Haligowski — Salary Continuation Plan,” “Nonqualified Deferred Compensation” and “Supplemental Executive Retirement Plan.”

We also provide additional personal benefits and perquisites as an additional incentive for our executives, to remain competitive in the general marketplace for executive talent and to minimize distractions from the executive’s attention to important ITLA Capital initiatives. The Committee periodically reviews the levels of perquisites and other personal benefits provided to executive officers. We have no current plans to make material changes to levels of benefits and perquisites provided to our executives.

For the last completed fiscal year, we provided the following personal benefits and perquisites to our named executive officers:

Executive Benefit	Description

Automobile Plan	Certain executives are provided with a Company-owned automobile or an automobile allowance pursuant to our automobile policy
Reimbursed Life Insurance Premiums	We reimburse certain executives for certain life insurance premium payments
Computer Equipment and Internet Connection Service	We provide certain executives with computer equipment and an internet connection for use in their homes.
Club Memberships	Certain executives have their club membership dues reimbursed

In addition, ITLA Capital makes available a corporate limousine and driver to certain executive officers for business use only. Mr. Haligowski also receives a housing allowance, reimbursement for financial counseling and tax preparation, the use of a chartered aircraft for up to 35 hours per year, reimbursement for a non-equity membership in one private club in an initial amount not to exceed $7,500 with monthly dues of $400 (as may be increased or decreased by the club), reimbursement for his reasonable expenses and costs associated with his memberships in the Young Presidents’ Organization and the Harvard Business School Alumni Association, and tax reimbursement payments. The cost for chartered aircraft use is based on the duration of the flight, not on the number of passengers. We do not incur any additional costs for adding passengers when there are seats available on the aircraft. Accordingly, we do not assign any cost for family members accompanying Mr. Haligowski on any of those flights. We gross-up his compensation or otherwise reimburse his taxes on any income imputed as a result of personal aircraft usage. However, as a result of Internal Revenue Service rules, executives are imputed income for any family members or other personal guests who may accompany the executive officer on any flights. In instances where family member or other personal guest attendance has been related to the business purpose of the trip, we have grossed-up Mr. Haligowski’s compensation to cover taxes on any income imputed as a result of their attendance. The Committee believes that such benefits are appropriate and often assist with Mr. Haligowski fulfilling his employment obligations.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2006, are included in the “All Other Compensation” column of the Summary Compensation Table.

Change in Control and Severance Benefits

We provide the opportunity for Mr. Haligowski and our executive officers to be protected in the event of a change of control and/or an “involuntary termination” of employment following a change of control of ITLA Capital. Mr. Haligowski may also receive certain payments and benefits pursuant to his employment agreement if his employment is involuntarily terminated not in connection with a change in control. The purpose of providing these change in control payments and benefits is to attract and retain executives of the highest caliber and mitigate the risk to these executives that their employment will be involuntarily terminated in the event we are acquired.

Mr. Haligowski’s employment agreement and his non-competition and non-solicitation agreement, and Mr. Bruce’s and Mr. Doyle’s change of control agreements provide for certain payments and benefits upon a change of control. Each of these agreements was entered into in 2006 and was individually negotiated by the Committee and management. In Mr. Haligowski’s case these agreements were negotiated to be generally consistent with the amount of benefits and terms of his prior severance benefits under his original employment agreement. In the case of Messrs. Bruce and Doyle, these agreements replaced the requirement contained in their prior change of control agreements that an involuntary termination occur with any termination of employment (other than for cause) as a trigger for payment. The Committee eliminated this requirement in recognition of their years of service to us relative to the other executive officers, and that these individuals are not receiving any substituted benefit to make up for the lack of SERP allocations in 2006 and thereafter. A cap was placed on the amount of their cash payment.

The change of control agreements for Messrs. Lodwick and Lombardi provide for certain payments and benefits if their employment is involuntarily terminated in connection with or within 24 months after a change in control of ITLA Capital. Each of these change in control severance agreements thus requires a “double trigger” in order for any payments or benefits to be provided to the named executive officer in connection with or following a change in control — in other words, both a change in control and an involuntary termination of employment (which includes a voluntary termination by the executive following a material reduction in his duties, responsibilities or benefits) must occur. At the same time, the mere sale of ITLA Capital will not automatically trigger a payout, as our intention is to induce the executive to remain employed following a change in control so long as the acquiring Company so desires without a material reduction in the executive’s duties, responsibilities or benefits. Our severance and change in control provisions for the named executive officers are summarized in “Additional Information Regarding Executive Compensation — Agreements with Mr. Haligowski” and “Change of Control Agreements.”

We believe these severance and change in control benefits are an essential element of our executive compensation package and assist us in recruiting and retaining talented individuals. We also believe that our severance and change in control provisions are consistent with the provisions and benefit levels of other companies disclosing such provisions as reported in public SEC filings. Information regarding applicable severance and change in control benefits for the named executive officers is provided under the heading “Additional Information Regarding Executive Compensation — Potential Payments Upon Termination of Employment.”

Impact of Accounting and Tax Treatments of Compensation

Section 162(m) of the Internal Revenue Code generally eliminates the deductibility of compensation over $1 million paid to certain highly compensated executive officers of publicly held corporations, excluding certain qualified performance-based compensation. The Committee has reviewed and will continue to review on an ongoing basis our executive compensation programs, and propose appropriate modifications to these programs, if the Committee deems them necessary, with a view toward implementing our compensation programs in a manner that avoids or minimizes any disallowance of tax deductions under Section 162(m). The Committee will balance these considerations against the need to be able to compensate executives in a manner commensurate with performance and the competitive environment for executive talent. While stock options and stock appreciation rights as a general matter automatically constitute qualified performance-based compensation (provided that the certain plan content and grant procedure requirements are met), cash and other equity-based awards (including but not limited to restricted stock) must be subject to stockholder-approved performance criteria in order to so qualify. In this regard, the ESIP approved by stockholders authorizes the awarding of equity-based performance awards that constitute qualified performance-based compensation exempt from the $1 million deductibility limit of Section 162(m).

With our adoption, effective January 1, 2006, of SFAS No. 123(R), which requires the recognition of compensation expense for stock options, we do not expect the accounting treatment of differing forms of equity awards to vary significantly. Accordingly, accounting treatment is not expected to have a material effect on the selection of forms of equity compensation in the foreseeable future.

Role of Executive Officers in Determining Compensation

Our Chief Executive Officer, Mr. Haligowski, recommends to the Committee base salary, target annual incentive compensation bonus levels, actual bonus payments and long-term incentive grants for our executive officers (other than himself). Mr. Haligowski makes these recommendations to the Committee based on publicly available industry data and qualitative judgments regarding individual performance. Mr. Haligowski is not involved with any aspect of determining his own compensation.

Additional Information Regarding Executive Compensation

2006 Summary Compensation Table

The following table sets forth the compensation earned for the year ended December 31, 2006 by the named executive officers:

							Change
							in Pension
							Value and
							Non-qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other		Total
Name and Principal Position	Year	Salary	Bonus(1)	Awards	Awards	Compensation(2)	Earnings	Compensation(3)		Compensation

George W. Haligowski	2006	$590,000	$—	$—	$—	$969,750	$33,451	$394,523	(4)	$1,987,724
Chairman of the Board, President and Chief Executive Officer
Norval L. Bruce	2006	$248,200	$—	$—	$—	$124,100	$23,718	$82,832	(5)	$478,850
Vice Chairman of the Board and Chief Credit Officer
Timothy M. Doyle	2006	$247,500	$—	$—	$—	$123,750	$—	$33,371	(6)	$404,621
Executive Managing Director and Chief Financial Officer
Lyle C. Lodwick	2006	$235,000	$—	$—	$—	$117,498	$—	$23,700	(7)	$376,198
Executive Managing Director and Chief Operating Officer
Phillip E. Lombardi	2006	$170,000	$—	$—	$—	$85,000	$—	$13,482	(8)	$268,482
Senior Managing Director and Chief of Lending Operations

(1)	Bonus amounts for 2006 are reported under the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents cash incentive bonus award earned for 2006.

(3)	Included within this column is the incremental cost to the Company associated with the named executive’s personal use of a Company-owned automobile, based on the depreciation expense incurred by the Company for the year.

(4)	For 2006, represents the aggregate incremental cost to us of perquisites and other personal benefits, and other compensation provided, totaling $394,523, including (a) $42,000 in supplemental housing payments, (b) $141,124 in preferential interest on employee savings accounts in 2006 (available to all employees), (c) $60,960 for Mr. Haligowski’s personal use of chartered air transportation service paid for by the Company, and (d) $108,710 for club memberships and meeting attendance related expenses. Additional amounts included within “All Other Compensation” include life insurance premiums, employer contributions to ITLA Capital’s 401(k) plan, financial counseling and tax preparation fees, home computer equipment and internet service, and reimbursements for tax obligations incurred by Mr. Haligowski.

(5)	For 2006, represents the aggregate incremental cost to us of perquisites and other personal benefits, and other compensation provided, totaling $82,832, including $45,802 in preferential interest on employee savings accounts in 2006. Additional amounts included within “All Other Compensation” include life insurance premiums, employer contributions to ITLA Capital’s 401(k) plan, home computer equipment and internet service, and club memberships.

(6)	For 2006, represents the aggregate incremental cost to us of perquisites and other personal benefits, and other compensation provided, totaling $33,371, including $13,417 in preferential interest on employee savings accounts in 2006. Additional amounts included within “All Other Compensation” include life insurance premiums, employer contributions to ITLA Capital’s 401(k) plan, and home computer equipment.

(7)	For 2006, represents the aggregate incremental cost to us of perquisites and other personal benefits, and other compensation provided, totaling $23,700, including $13,327 in preferential interest on employee savings accounts in 2006. Additional amounts included within “All Other Compensation” include life insurance premiums, and employer contributions to ITLA Capital’s 401(k) plan.

(8)	For 2006, represents the aggregate incremental cost to us of perquisites and other personal benefits, and other compensation provided, totaling $13,482. Amounts included within “All Other Compensation” include life insurance premiums, employer contributions to ITLA Capital’s 401(k) plan, and preferential interest on employee savings accounts in 2006.

Agreements with Mr. Haligowski

Employment Agreement.  On February 24, 2006, we entered into an amended and restated employment agreement with Mr. Haligowski, which constituted an amendment and restatement of his Original Employment Agreement with ITLA Capital dated January 28, 2000 (the “Employment Agreement”). The Employment Agreement has a five-year term which commenced effective as of January 1, 2006 and is renewable on each subsequent January 1st, as long as neither ITLA Capital, nor the Bank, has notified Mr. Haligowski at least 90 days in advance that the term will not be so extended. If a “change in control” (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, then notwithstanding the delivery of any notice of non-renewal to Mr. Haligowski, the employment term will automatically be extended until five years after the date of the change in control.

The Employment Agreement entitles Mr. Haligowski to: (1) an annual base salary of not less than $590,000; (2) participate in any performance-based awards and discretionary bonuses paid to executive officers; (3) receive a minimum monthly housing allowance of $3,500 and, at his election, a minimum monthly automobile allowance of $2,600 or the use of a vehicle pursuant to our automobile policy; (4) receive a personal life insurance policy, with premiums paid by us, providing a death benefit of at least four times his annual base salary; (5) receive memberships paid by us in certain organizations and clubs; (6) up to $6,500 per year, plus imputed taxes, for the maintenance of his personal estate and tax planning; and (7) participate in benefit plans and receive other fringe benefits provided by us.

The Employment Agreement provides that if Mr. Haligowski is “involuntarily terminated” prior to a change in control, then he will: (1) receive a prorated lump sum payment based on the amount of cash bonus and other cash incentive compensation paid to him for our last completed fiscal year; (2) either (a) continue to receive monthly through the remaining term of the agreement one-twelfth of his base salary at the highest annual rate in effect during the three years before the termination date and one-twelfth of the average amount of cash bonus and cash incentive compensation earned by him during the two fiscal years preceding the termination date or (b) at his election, receive the amount of all payments described in (a) in a lump sum; (3) either (a) continue to receive for himself and his dependents substantially the same medical, dental and disability benefits at the same cost to him for five years after the date of termination, reduced to the extent he receives substantially the same coverage at substantially the same cost to him from another employer, or (b) at his election (or at our election, if coverage under our group plan is not available to Mr. Haligowski and his dependents), receive an amount in cash equal to the premium cost being paid by us before the termination date; (4) be provided with office space and secretarial support of the same type provided during his employment for 18 months after the termination date; (5) receive title to owned or leased vehicle being used by him; (6) receive all interests maintained by us in life insurance policies maintained on his life, including the cash surrender values; and (7) become vested in all of his outstanding unvested stock options and unvested restricted stock awards held in the SERP.

The Employment Agreement provides that if Mr. Haligowski is involuntarily terminated in connection with or within five years after a change in control of ITLA Capital, then he will receive a lump sum payment equal to 299% of his “base amount,” as defined in Section 280G of the Code, less the present value of the benefits to be received by him under ITLA Capital’s Salary Continuation Plan and the accelerated vesting present value of stock options and restricted stock, to the extent such amounts are required to be considered in the calculation of parachute payments under Section 280G of the Code (the “Lump Sum Change in Control Payment”). Instead of receiving the full amount of the Lump Sum Change in Control Payment, however, Mr. Haligowski may elect to receive the continued health, medical and disability insurance benefits, 18 months of office space and secretarial support, title to his Company-owned or leased vehicle and ITLA Capital’s interests in the life insurance policies on his life, each as described in the immediately preceding paragraph, in which case the amount of the Lump Sum Change in Control Payment will be reduced by the present value of these elected benefits (the “Elective Benefits”). In no event may the Lump Sum Change in Control Payment, prior to reduction for Elective Benefits, exceed the aggregate of 100% of the total value of the payments and benefits Mr. Haligowski would receive under the Employment Agreement if the involuntarily termination occurred prior to a change in control, plus 150% of his annual base salary in effect before the change in control. This resulting aggregate amount is equal to the value of Mr. Haligowski’s change in control benefits under the Original Employment Agreement, excluding the SERP change in control benefit referred to in the Original Employment Agreement of 3.95 times his annual base salary but inclusive of the life insurance benefit described in the preceding paragraph (the “Original Agreement Adjusted Change in Control Benefit”). The Employment Agreement provides that if a change in control occurs on or after January 1, 2008, the Lump Sum Change in Control Payment prior to reduction for Elective Benefits may not be less than the Original Agreement Adjusted Change in Control Benefit less $1.0 million, notwithstanding the fact that this amount exceeds 299% of Mr. Haligowski’s base amount.

The Employment Agreement provides that if any of the change in control payments or benefits to be provided under the agreement in combination with any payments or benefits under other plans or arrangements constitute “excess parachute payments” under Section 280G of the Code, Mr. Haligowski will be paid an additional amount (referred to as a “gross up payment”) that will offset, on an after tax basis, the effect of any excise tax consequently imposed upon him under Section 4999 of the Code.

The term “Change in Control” means the occurrence of any of the following events with respect to ITLA Capital, or with respect to the Bank: (1) any person (as the term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of ITLA Capital, or the Bank representing 33.33% or more of ITLA Capital’s or the Bank’s outstanding securities; (2) individuals who are members of the Board of Directors of ITLA Capital or the Bank on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two-thirds of the directors comprising the Incumbent Board, or whose nomination for election by ITLA Capital’s or the Bank’s stockholders was approved by the Corporate Governance/Nominating Committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (3) a reorganization, merger, consolidation, sale of all or substantially all of the assets of ITLA Capital or the Bank, or a similar transaction in which ITLA Capital or the Bank is not the resulting entity (unless the continuing ownership requirements clause (4) below are met with respect to the resulting entity); or (4) a merger or consolidation of ITLA Capital or the Bank with any other corporation other than a merger or consolidation in which the voting securities of ITLA Capital or the Bank outstanding immediately prior thereto represent at least 66.67% of the total voting power represented by the voting securities of ITLA Capital or the Bank or the surviving entity outstanding immediately after such merger or consolidation. The term “Change in Control” shall not include: (1) an acquisition of securities by an employee benefit plan of ITLA Capital or the Bank; (2) any of the above mentioned events or occurrences involving any other subsidiary of ITLA Capital or the Bank, although this may be amended at a later date; or (3) any of the above mentioned events or occurrences which require but do not receive the requisite government or regulatory approval to bring the event or occurrence to fruition. The term “involuntary termination” is defined to include termination of Mr. Haligowski’s employment by ITLA Capital or the Bank (other than for cause or due to retirement after attaining age 65) without his consent, by Mr. Haligowski following a material reduction of or interference with his duties, responsibilities or benefits without his consent or by ITLA Capital or the Bank (or their successors) or by Mr. Haligowski at the time of or within five years after a Change in Control.

Under the Employment Agreement, if Mr. Haligowski is terminated due to disability or death, then he or his estate will be entitled to the same payments and benefits to which he would have been entitled if he were involuntarily terminated prior to a change in control, other than the continued use of office space and secretarial support, plus a prorated amount of any bonus or other incentive compensation for the year in which the termination occurs. If Mr. Haligowski voluntarily terminates his employment other than for a reason that constitutes involuntary termination or other than in connection with or within five years after a change in control, he will receive his base salary and benefits earned through the date of termination plus any benefit continuation required by law. If Mr. Haligowski’s employment is terminated for cause, ITLA Capital will have no obligations to him under the Employment Agreement, other than any benefit continuation required by law.

Non-competition and Non-solicitation Agreement.  We entered into a non-competition and non-solicitation agreement (the “Non-Competition Agreement”) with Mr. Haligowski on February 24, 2006. Like the Employment Agreement, the Non-Competition Agreement has a five-year term which commenced effective as of January 1, 2006. Mr. Haligowski’s forbearance obligations under the Non-Competition Agreement begin on his employment termination in connection with or following an acquisition of ITLA Capital or the Bank and continue for three years thereafter (the “Restricted Period”). Mr. Haligowski will receive aggregate payments of $3.5 million during the Restricted Period in consideration of his compliance with his obligations under the Non-Competition Agreement during the Restricted Period. ITLA Capital has the unilateral right to extend the term of the Non-Competition Agreement for an additional five year term by adjusting the compensation to be paid to Mr. Haligowski under that agreement.

Salary Continuation Plan.  The Salary Continuation Plan, which was originally adopted by ITLA Capital in March 2000 and in which Mr. Haligowski is currently the only participant, provides that if the participant’s employment is terminated for any reason other than cause, or if the participant retires after attaining age 65, the participant will begin receiving an annual salary continuation benefit six months thereafter (or starting on the first day of the next calendar month, if termination is due to death or disability), payable monthly over 15 years. The amount of Mr. Haligowski’s annual salary continuation benefit is 75% of his average annual base salary for the three full calendar years preceding the year in which termination occurs or in which he attains age 65.

Information regarding applicable severance and change in control benefits for Mr. Haligowski is provided under the heading “Potential Payments Upon Termination of Employment.”

2006 Grants of Plan-Based Awards

The following table sets forth information regarding plan-based awards to our named executive officers in 2006:

				All Other	All Other
				Stock Awards:	Option Awards:	Exercise
		Estimated Possible	Estimated Future	Number of	Number of	or Base	Grant Date
		Payouts Under	Payouts Under	Shares of	Securities	Price of	Fair Value
		Non-Equity	Equity Incentive	Stock or Units	Underlying	Option	of Stock
	Grant	Incentive Plan	Plan Awards	Maximum	Options	Awards	and Option
Name	Date	Awards Target(1)	Target(1)	(#)	(#)	($/Sh)	Awards

George W. Haligowski	n/a	$885,000	—	—	—	—	—
Norval L. Bruce	n/a	$124,100	—	—	—	—	—
Timothy M. Doyle	n/a	$123,750	—	—	—	—	—
Lyle C. Lodwick	n/a	$117,500	—	—	—	—	—
Phillip E. Lombardi	n/a	$85,000	—	—	—	—	—

(1)	For each executive officer represents target amount potentially payable under our Annual Executive Bonus Plan for 2006 (up to 150% of base salary for Mr. Haligowski and up to 50% of base salary for each of the other named executive officers) at the time the targets for these awards were set by the Committee and approved by the Board in January 2006. The actual amounts earned for 2006 under these awards are reflected in the Summary Compensation Table under the “Non-Equity Incentive Plan Compensation” column.

Outstanding Equity Awards At December 31, 2006

The following table provides information regarding each unexercised stock option held by each of our named executive officers as of December 31, 2006:

						Stock Awards
									Equity
								Equity	Incentive
	Option Awards							Incentive	Plan Awards:
			Equity Incentive					Plan Awards:	Market or
			Plan Awards:					Number of	Payout
	Number of	Number of	Number of					Unearned	Value of
	Securities	Securities	Securities			Number of	Market Value	Shares,	Unearned
	Underlying	Underlying	Underlying			Shares or	of Shares	Units or	Shares,
	Unexercised	Unexercised	Unexercised			Units of	or Units	Other Rights	Units or
	Options	Options	Unearned	Option	Option	Stock That	of Stock	That Have	Other Rights
	(#)	(#)	Options	Exercise	Expiration	Have Not	That Have	Not Vested	That Have
Name	Exercisable	Unexercisable	(#)	Price	Date	Vested (#)	Not Vested	(#)	Not Vested

George W. Haligowski	45,000	—	—	$18.00	2/2/2008	—	—	—	—
	10,000	—	—	$14.00	2/2/2009	—	—	—	—
	37,500	—	—	$23.00	2/19/2012	—	—	—	—
	50,000	—	—	$48.46	12/19/2015	—	—	—	—

Total	142,500
Norval L. Bruce	10,500	—	—	$23.00	2/19/2012	—	—	—	—
	12,500	—	—	$48.46	12/19/2015	—	—	—	—

Total	23,000
Timothy M. Doyle	15,000	—	—	$18.00	2/02/08	—	—	—	—
	15,000	—	—	$14.00	2/02/09	—	—	—	—
	5,000	—	—	$11.00	1/31/2010	—	—	—	—
	15,000	—	—	$23.00	2/19/2012	—	—	—	—
	25,000	—	—	$48.46	12/19/2015	—	—	—	—

Total	75,000
Lyle C. Lodwick	35,000	—	—	$54.25	8/8/2015	—	—	—	—
	12,500	—	—	$48.46	12/19/2015	—	—	—	—

Total	47,500
Phillip E. Lombardi	22,500	—	—	$53.33	6/24/2015	—	—	—	—
	7,500	—	—	$48.46	12/19/2015	—	—	—	—

Total	30,000

Stock Incentive Plans.  On July 27, 2005, ITLA Capital’s shareholders approved amendments and restatements of the ESIP and the Stock Option Plan For Nonemployee Directors (the “Director Option Plan” and together with the ESIP the “Stock Option Plans”). The Stock Option Plans were originally approved by shareholders on October 18, 1995.

In accordance with the Stock Option Plans, officers, directors and our employees are eligible to receive options to purchase common stock. Under the ESIP, officers and employees are also eligible for awards of stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. The purpose of the Stock Option Plans is to enable us to attract, retain and motivate employees by providing for or increasing their proprietary interests in ITLA Capital, and in the case of nonemployee directors, to attract such directors and further align their interests with our interests. Every one of our employees is eligible to be considered for the grant of awards under the ESIP. The maximum number of shares of common stock that may be issued pursuant to awards granted under the ESIP is 1,561,000 shares, provided that each share issued pursuant to awards of stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units counts against this limit as two shares. The maximum number of shares of common stock that may be issued pursuant to awards granted under the Director Option Plan is 70,000 shares. The maximum number of shares of common stock and shares with respect to outstanding awards under the Stock Option Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or similar event.

The Stock Option Plans are administered by the Committee and, other than with respect to formula awards under the Director Option Plan described below, the Committee has full authority to select the employees and directors to receive awards and to grant such awards. Subject to provisions of the Stock Option Plans, the

Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto. The expenses of administering the Stock Option Plans are borne by us.

The ESIP authorizes the Committee to enter into any type of arrangement with an eligible employee that, by its terms, involves or might involve the issuance of common stock or any other security or benefit with a value derived from the value of common stock. Awards to employees are not restricted to any specified form or structure and may include but are not limited to stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares and performance units. Under the Director Option Plan, each person who was a non-employee director on the original effective date of the plan (October 18, 1995) automatically received as of that date, and each person who became or becomes a non-employee director after the original effective date of the plan automatically received or will receive, as of the date such person became or becomes a non-employee director, non-qualified stock options to acquire 5,000 shares of common stock, subject to adjustment as described above, vesting in full on the one-year anniversary of the date of grant (referred to as the “initial award”). On the first, second, third, fourth and fifth anniversaries of the initial award, each non-employee director automatically received or will receive non-qualified stock options to acquire 1,000 shares of common stock, subject to adjustment as described above, vesting in full on the one-year anniversary of the date of grant (referred to as the “anniversary awards”). In addition to the anniversary awards, each non-employee director is eligible to receive grants of non-qualified stock options from time to time in the sole discretion of the Committee.

In the event of a change in control of ITLA Capital all awards under the Stock Option Plans shall vest 100%. For purposes of the Stock Option Plans, a “change in control” shall mean any of the following events:

(a) we receive a report on Schedule 13D filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any person, group, corporation or other entity is the beneficial owner directly or indirectly of 30% or more of our outstanding common stock;

(b) any person (as such term is defined in Section 13(d) of the Exchange Act), group, corporation or other entity other than us or any corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of stock in us, purchases shares pursuant to a tender offer or exchange offer to acquire any of our common stock, (or securities convertible into our common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, group, corporation or other entity in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of our outstanding common stock ;

(c) our stockholders approve (a) any consolidation or merger in which we or any corporation owned directly or indirectly by our stockholders in substantially the same proportions as their ownership of our common stock is not the continuing or surviving corporation or pursuant to which shares of our common stock would be converted into cash, securities or other property, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our assets; or

(d) there shall have been a change in a majority of the members of our Board of Directors within a 12 month period unless the election or nomination for election by our stockholders of each new director was approved by the vote of two-thirds of the directors then still in office who were in office at the beginning of the 12 month period.

Awards may not be granted under the Stock Option Plans after July 27, 2015, the tenth anniversary of the shareholder approvals of the amendments and restatements of the Stock Option Plans.

2006 Option Exercises and Stock Vested

The following table sets forth information about stock options exercised and shares of restricted stock vested during the year ended December 31, 2006 for each named executive officer:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on Exercise	Value Realized	Acquired on Vesting	Value Realized
Name	(#)	on Exercise	(#)	on Vesting

George W. Haligowski	20,000	$805,000	—	—
Norval L. Bruce	—	—	—	—
Timothy M. Doyle	—	—	—	—
Lyle C. Lodwick	—	—	—	—
Phillip E. Lombardi	—	—	—	—

Nonqualified Deferred Compensation

The following table sets forth information about compensation payable to each named executive officer under the Deferral Plan (as defined below):

	Executive		Registrant	Aggregate	Aggregate	Aggregate
	Contributions		Contributions	Earnings in	Withdrawals/	Balance at
Name	in Last FY		in Last FY	Last FY(2)	Distributions	Last FYE

George W. Haligowski	$—		$—	$436,273	$—	$4,386,090
Norval L. Bruce	$185,404	(1)	$—	$89,203	$—	$1,473,822
Timothy M. Doyle	$—		$—	$—	$—	$—
Lyle C. Lodwick	$—		$—	$—	$—	$—
Phillip E. Lombardi	$—		$—	$—	$—	$—

(1)	The entire amount is reported as compensation for 2006 in the Summary Compensation Table under the “Salary” and “Non-Equity Incentive Plan Compensation” column.

(2)	Based on the performance during 2006 of the investment options (including, among others, our Common Stock). Of the amounts shown, $33,451 and $23,718, representing the portion of the preferential interest credited to the accounts of Mr. Haligowski and Mr. Bruce, respectively, were reported as compensation for 2006 in the Summary Compensation Table under the “Change in Pension Value and Non-qualified Deferred Compensation Earnings” column.

The ITLA Capital Corporation Supplemental Salary Savings Plan (the “Supplemental Plan”) and Nonqualified Deferred Compensation Plan (the “Deferral Plan”) are designed to provide additional retirement benefits for certain officers and highly compensated employees. The Supplemental Plan provides participating employees with an opportunity to make up benefits not available under the 401(k) Plan due to any application of limitations on compensation and maximum benefits under the 401(k) Plan. Benefits under the Supplemental Plan are provided at the same time and in the same form as benefits under the 401(k) Plan, and become taxable to the participant at that point. None of the named executive officers currently participates in the Supplemental Plan. The Deferral Plan allows a participant to defer receipt of, and current taxation upon, designated portions of the participant’s direct cash compensation until a future date specified by the participant. Both of these plans are unfunded plans, meaning that all benefits payable thereunder are payable from our general assets, and funds available to pay benefits are subject to the claims of our general creditors. We have established a Rabbi Trust with a third party FDIC insured financial institution which holds the contributions to the Supplemental Plan and Deferral Plan, for the purpose of providing the benefits set forth under the terms of the plans. Participants only have the rights of unsecured creditors with respect to the Rabbi Trust assets.

Supplemental Executive Retirement Plan

Pursuant to the SERP, the Committee allocated to participants on a tax-deferred basis shares of restricted stock issued to the SERP under our RRP. The last remaining RRP shares held in the SERP were allocated to SERP participants in 2005. Under the terms of the SERP, Mr. Haligowski received an annual restricted stock allocation equal to one-third of his base salary and all other participants received an annual restricted stock allocation equal to one-fifth of base salary, subject to the approval of the Committee, which could also allocate a greater or lesser award or no award in its discretion. For this purpose, each share of common stock issued to the SERP has been valued at $9.00 per share, the fair market value of the common stock on the date of issuance from the RRP to the SERP. All awards made under the SERP are now fully vested. The following table sets forth information about the SERP benefits payable to each named executive officer:

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
Name	in Last FY	in Last FY	Last FY(1)	Distributions	Last FYE

George W. Haligowski	$—	$—	$1,546,185	$—	$9,460,178
Norval L. Bruce	$—	$—	$358,597	$—	$2,194,673
Timothy M. Doyle	$—	$—	$299,178	$—	$1,831,114
Lyle C. Lodwick	$—	$—	$30,893	$—	$189,655
Phillip E. Lombardi	$—	$—	$26,336	$—	$162,090

(1)	Includes value of additional shares allocated pursuant to dividend reinvestment, as well as the change in fair value during the year related to SERP shares maintained within each participants’ respective trust account. None of these amounts were reported as compensation for 2006 in the Summary Compensation Table.

Change of Control Agreements

We have entered into change in control severance agreements with Messrs. Bruce, Doyle and Lodwick and Lombardi. In the case of Messrs. Bruce and Doyle, these agreements replaced their existing change in control severance agreements with ITLA Capital. The terms of the agreements are three years for the agreements with Messrs. Bruce and Doyle and one year for the agreements with Messrs. Lodwick and Lombardi, beginning effective as of February 1, 2006 and renewable on each subsequent February 1st, as long as neither ITLA Capital nor the officer gives notice to the other at least 90 days in advance that the term will not be so extended. If a “change in control” occurs during the term of the agreement, then notwithstanding the delivery of any non-renewal notice, the agreement term will automatically be extended until three years, in the case of the agreements with Messrs. Bruce and Doyle, or two years, in the case of the agreements with Messrs. Lodwick and Lombardi, after the date of the change in control.

The agreements with Messrs. Bruce and Doyle provides that if their employment is “terminated without cause” which means a termination for any reason other than cause within six months before or within three years after a change in control, or if the officer terminates his employment for any reason within one year after a change in control, he will: (1) receive a lump sum payment equal to 299% of his “base amount” (not to exceed $1.0 million in the case of Mr. Bruce and $1.25 million in the case of Mr. Doyle); (2) either (a) continue to receive substantially the same health, dental and life insurance benefits for two years after the termination date, in the case of Mr. Bruce, and three years after the termination date, in the case of Mr. Doyle, or (b) at his election, (or at ITLA Capital’s election, if coverage under ITLA Capital’s group plan is not available to the officer) receive an amount in cash equal to the premium cost being paid by ITLA Capital before the termination date; (3) receive title to the Company-owned or leased vehicle being used by him or, if the officer receives a monthly car allowance in lieu of a Company vehicle, an amount in cash equal to 24 times, in the case of Mr. Bruce, and 36 times, in the case of Mr. Doyle, the greater of the monthly allowance on the date of the change in control or on the termination date; and (4) become vested in all of his outstanding unvested stock options and restricted stock awards.

The agreements with Messrs. Lodwick and Lombardi provide that if the officer’s employment is “involuntarily terminated” in connection with or within two years after a change in control, he will: (1) receive a lump sum payment equal to the sum of (a) 1.5 times his base salary on the date of the change in control or the date of termination, whichever is greater and (b) a prorated bonus amount for the year in which the termination occurs based on the officer’s prior year annual bonus, (2) either (a) continue to receive substantially the same health, dental and life insurance benefits for 18 months after the termination date or (b) at his election (or at ITLA Capital’s election, if coverage under ITLA Capital’s group plan is not available to the officer), receive an amount in cash equal to the premium cost being paid by ITLA Capital before the termination date; (3) receive title to the Company-owned or leased vehicle being used by him or, if the officer receives a monthly car allowance in lieu of a Company vehicle, an amount in cash equal to 18 times the greater of the monthly allowance on the date of the change in control or on the termination date; and (4) become vested in all of his outstanding unvested stock options and restricted stock awards. The term “Involuntary Termination” means the termination of the employment of the executive without his express written consent or a material diminution of or interference with the executive’s duties, responsibilities and benefits as these same duties, responsibilities and benefits exist the day prior to the Change of Control, including (without limitation) any of the following actions unless consented to in writing by the executive: (1) a requirement that the executive be based at a place other than the executive’s work location immediately prior to the Change of Control or within 35 miles thereof, except for reasonable business travel; (2) a material demotion of the executive; (3) a material reduction in the number or seniority of other personnel reporting to the executive or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the executive, other than as part of a company-wide reduction in staff; (4) a material adverse change in the executive’s salary, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the company; (5) a material permanent increase in the required hours of work or the workload of the executive; (6) a material change in the reporting relationship to which the executive reports prior to the Change of Control; or (7) a material increase or decrease in business responsibilities and duties, such that the executive’s qualifications as utilized prior to the Change of Control are no longer consistent with the qualifications needed for the revised position. The term “Involuntary Termination” does not include termination for cause, termination of employment due to retirement on or after the executive attains age 65, death, or termination of employment by us due to disability.

Each agreement provides that to the extent the value and amounts of benefits under the agreement, together with any other amounts and the value of other benefits received by the officer in connection with a change in control would cause any amount to be non-deductible by ITLA Capital pursuant to Section 280G of the Code, then the amounts and benefits under the agreement will be reduced to the extent necessary to avoid the non-deductibility of any such amounts and benefits under Section 280G, assuming a change in control.

A “Change of Control” means the occurrence of any of the following events with respect to the Company: (1) any person (as the term is used in section 13(d) and 14(d) of the Exchange Act is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of ITLA Capital representing 33.33% or more of ITLA Capital’s outstanding securities; (2) individuals who are members of the Board of Directors of ITLA Capital on the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least two thirds of the directors comprising the Incumbent Board, or whose nomination for election by ITLA Capital’s stockholders was approved by the Corporate Governance/Nominating Committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; (3) a reorganization, merger, consolidation, sale of all or substantially all of the assets of ITLA Capital or a similar transaction in which ITLA Capital is not the resulting entity (unless the continuing ownership requirements clause (4) below are met with respect to the resulting entity); or (4) a merger or consolidation of ITLA Capital with any other corporation other than a merger or consolidation in which the voting securities of ITLA Capital outstanding immediately prior thereto represent at least 66.67% of the total voting power represented by the voting securities of ITLA Capital or the surviving entity outstanding immediately after such merger or consolidation. The term “Change in Control” shall not include: (1) an acquisition of securities by an employee benefit plan of ITLA Capital; or (2) any of the above mentioned events or occurrences which require but do not receive the requisite government or regulatory approval to bring the event or occurrence to fruition.

Potential Payments Upon Termination of Employment

The following tables summarize the approximate value of the termination payments and benefits that the named executive officers would have received if their employment had been terminated on December 29, 2006 under the circumstances shown. The tables exclude (i) amounts accrued through December 29, 2006 that would be paid in the normal course of continued employment, such as accrued but unpaid salary and bonus amounts,

(ii) vested account balances under our 401(k) plan, and (iii) vested account balances under our Deferral Plan and the SERP, as described under “Nonqualified Deferred Compensation” and “Supplemental Executive Retirement Plan.”

George W. Haligowski

				Accelerated	Death
				Vesting of	Benefit Under		Payment
	Lump Sum	Salary/Bonus	Health	Stock and	Supplemental		of 299%	Tax
	Prorated	Continuation and	Coverage	Option	Life Insurance	Other	of ‘‘Base	Gross Up
Termination Scenario	Bonus(1)	Non-Compete(2)	Continuation(3)	Awards(4)	Policy(5)	Benefits(6)	Amount”(7)	Payment(8)

If termination for cause occurs	$—	$—	$—	$—	$—	$—	$—	$—
If voluntary termination (not constituting “Involuntary Termination” under Employment Agreement) occurs	$—	$5,590,000	$—	$—	$—	$—	$—	$—
If “Involuntary Termination” under Employment Agreement (not in connection with or within five years after change in control) occurs	$975,000	$12,270,000	$62,000	$—	$—	$1,098,000	$—	$—
If “Involuntary Termination” under Employment Agreement in connection with or after change in control occurs	$—	$9,090,000	$—	$—	$—	$—	$9,905,701	$—
If termination occurs as a result of disability	$975,000	$12,270,000	$62,000	$—	$—	$858,000	$—	$—
If termination occurs as a result of death	$975,000	$12,270,000	$62,000	$—	$1,700,000	$858,000	$—	$—

(1)	Payable to Mr. Haligowski (or to his estate or designated beneficiary, in the event of death) under his employment agreement if his employment is “Involuntarily Terminated” not in connection with or after a change in control or due to disability or death.

(2)	Payable to Mr. Haligowski under his employment agreement and non-competition and non-solicitation agreement and the Salary Continuation Plan for the applicable period described under “Agreements with Mr. Haligowski-Employment Agreement,” “Non-Competition and Non-Solicitation Agreement” and “Salary Continuation Plan.” These payments are comprised of the following: (i) in the case of voluntary termination not constituting “Involuntary Termination” under Mr. Haligowski’s employment agreement, the present value of the total payments that would be made to him under the Salary Continuation Plan, using a discount rate of 5% ($5,590,000); (ii) in the case of Involuntary Termination not in connection with or after a change in control, or termination due to disability or death (A) the present value of the total payments that would be made to him (or his beneficiary, in the event of his death) under the Salary Continuation Plan, using a discount rate of 5% ($5,590,000) and (B) the aggregate amount of the total monthly salary and bonus continuation payments (through December 29, 2010) under his employment agreement ($6,680,000, or $139,165 per month); and (iii) in the case of Involuntary Termination in connection with or after a change in control, (A) the present value of the total payments that would be made to him under the Salary Continuation Plan, using a discount rate of 5% ($5,590,000) and (B) the total payments that would be made under his non-competition and non-solicitation agreement ($3,500,000).

(3)	Represents the cost of providing the medical, dental and disability benefits described under “Agreements with Mr. Haligowski-Employment Agreement.”

(4)	All stock options and SERP allocations are vested.

(5)	Represents death benefit under supplemental life insurance policy maintained for Mr. Haligowski.

(6)	Represents the cost or value of $240,000 for continued use of office space and secretarial support, $103,000 for the transfer to Mr. Haligowski of title to his leased vehicle, and $755,000 representing the transfer to Mr. Haligowski of our interest in life insurance policies on his life. The cost of office space and secretarial support are excluded if termination occurs as a result of disability or death as these benefits would not be provided under such circumstances.

(7)	Represents lump sum amount payable to Mr. Haligowski under his employment agreement in the event his employment is Involuntarily Terminated in connection with or following a change in control of the Company, as described under “Agreements with Mr. Haligowski-Employment Agreement.”

(8)	Based on the amounts shown in the table, no tax gross up payment would be payable to Mr. Haligowski under his employment agreement. See “Agreements with Mr. Haligowski — Employment Agreement.”

Norval L. Bruce

		Health Coverage and	Accelerated Vesting
	Payment of 299% of	Life Insurance	of Stock and Option
Termination Scenario	‘‘Base Amount”(1)	Continuation(2)	Awards(3)	Other Benefits(4)

If “Termination Without Cause” under his Change of Control Agreement in connection with or within 36 months after change in control occurs	$1,000,000	$25,504	$—	$84,445

(1)	Represents lump sum amount payable to Mr. Bruce under his change of control agreement in the event his employment is terminated in connection with or following a change in control of the Company, as described under “Change of Control Agreements.”

(2)	Represents the cost of providing the health, dental and life insurance benefits described under “Change of Control Agreements.”

(3)	All stock options and SERP allocations are vested.

(4)	Represents the cost or value of $62,925 for the transfer to Mr. Bruce of title to his leased vehicle, $3,520 for the transfer to Mr. Bruce of home-based computer equipment and $18,000 for the transfer to Mr. Bruce of our interest in a golf club membership.

Timothy M. Doyle

		Health	Accelerated
	Payment	Coverage	Vesting	Death Benefit
	of 299%	and Life	of Stock	under Supplemental
	of ‘‘Base	Insurance	and Option	Life Insurance	Other
Termination Scenario	Amount”(1)	Continuation(2)	Awards(3)	Policy(4)	Benefits(5)

If “Termination Without Cause” under his Change of Control Agreement in connection with or within 36 months after change in control occurs	$1,250,000	$45,813	$—	$—	$69,593
If termination occurs as a result of death	$—	$—	$—	$250,000	$—

(1)	Represents lump sum amount payable to Mr. Doyle under his change of control agreement in the event his employment is terminated in connection with or following a change in control of the Company, as described under “Change of Control Agreements.”

(2)	Represents the cost of providing the health, dental and life insurance benefits described under “Change of Control Agreements.”

(3)	All stock options and SERP allocations are vested.

(4)	Represents death benefit payable under supplemental life insurance policy maintained by the Company for Mr. Doyle’s benefit.

(5)	Represents the cost or value of $66,203 for the transfer to Mr. Doyle of title to his leased vehicle and $3,390 for the transfer to Mr. Doyle of home-based computer equipment.

Lyle C. Lodwick

Accelerated
		Health	Vesting
		Coverage and	of Stock
	Lump Sum	Life Insurance	and Option	Other
Termination Scenario	Payment(1)	Continuation(2)	Awards(3)	Benefits(4)

If “Involuntary Termination” under Change in Control Severance Agreement in connection with or within 24 months after change in control occurs	$412,488	$16,785	$—	$49,375

(1)	Represents lump sum amount payable to Mr. Lodwick under his change of control agreement in the event his employment is “Involuntarily Terminated” in connection with or following a change in control of the Company, as described under “Change of Control Agreements.”

(2)	Represents the cost of providing the health, dental and life insurance benefits described under “Change of Control Agreements.”

(3)	All stock options and SERP allocations are vested.

(4)	Represents the cost or value of $49,375 for the transfer to Mr. Lodwick of title to his leased vehicle.

Phillip E. Lombardi

Accelerated
		Health	Vesting
		Coverage and	of Stock
	Lump Sum	Life Insurance	and Option	Other
Termination Scenario	Payment(1)	Continuation(2)	Awards(3)	Benefits(4)

If “Involuntary Termination” under Change in Control Severance Agreement in connection with or within 24 months after change in control occurs	$335,805	$9,658	$—	$33,940

(1)	Represents lump sum amount payable to Mr. Lombardi under his change of control agreement in the event his employment is “Involuntarily Terminated” in connection with or following a change in control of the Company, as described under “Change of Control Agreements.”

(2)	Represents the cost of providing the health, dental and life insurance benefits described under “Change of Control Agreements.”

(3)	All stock options and SERP allocations are vested.

(4)	Represents the cost or value of $33,940 for the transfer to Mr. Lombardi of title to his leased vehicle.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained above with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of ITLA Capital’s Board of Directors:

Jeffrey L. Lipscomb
Sandor X. Mayuga
Hirotaka Oribe

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of ITLA Capital or any of its subsidiaries. None of our executive officers has served on the Board of Directors or the Committee of any other entity that had an executive officer serving on our Board of Directors or on the Compensation Committee of our Board of Directors.

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Our Code of Business Conduct and Ethics provides that all related party transactions (defined as transactions requiring disclosure under Item 404 of Securities and Exchange Commission Regulation S-K) must be approved reviewed and approved by a majority of our disinterested independent directors.

During 2006, we utilized the services of Keesal, Young & Logan. Director Mayuga is of counsel to that law firm. During 2006, this law firm received $16,000 in legal fees from ITLA Capital and the Bank.

ITLA Capital entered into a lending agreement with Mr. Haligowski as of January 20, 2000 for a seven hundred thousand dollar ($700,000) line of credit. To date, no funds have been drawn down from this line.

The Bank may from time to time make loans and other extensions of credit to our directors and executive officers and members of their immediate families and affiliated entities. All of such currently outstanding loans or extensions of credit were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to the Bank, and do not involve more than the normal risk of collectibility or present other unfavorable features.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and other equity securities. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for the inadvertent failure of Mr. Haligowski to timely report two transactions (which occurred on the same day) and of each of Messrs. Bruce, Doyle, Lodwick, Lombardi and Officer Scott A. Wallace to report one transaction.

PROPOSAL II — PROPOSAL TO AMEND CERTIFICATE OF INCORPORATION TO CHANGE NAME TO IMPERIAL CAPITAL BANCORP, INC.

Our legal name since our incorporation in May 1996 has been “ITLA Capital Corporation.” The “ITLA” initials were chosen because our subsidiary bank was at that time named “Imperial Thrift and Loan Association.” The initials also reflected our four letter ticker symbol on the NASDAQ Stock Market. In January 2000, our subsidiary bank changed its name to “Imperial Capital Bank” and in January 2003 converted its charter from a California industrial bank to a California commercial bank. On December 29, 2006, our Common Stock began trading on the New York Stock Exchange under the new three letter ticker symbol “IMP.” In order to better reflect the name of our subsidiary bank and our new stock ticker symbol, our Board of Directors has proposed, and recommends that shareholders approve, an amendment to our certificate of incorporation to change our legal name to “Imperial Capital Bancorp, Inc.”

The amendment would be accomplished by amending the first article of our certificate of incorporation to read as follows:

”FIRST: The name of the Corporation is Imperial Capital Bancorp, Inc. (hereinafter sometimes referred to as the “Corporation”).”

If approved by shareholders at the Meeting, the amendment would become effective following the filing of a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO CHANGE OUR NAME TO IMPERIAL CAPITAL BANCORP, INC.

PROPOSAL III — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has reappointed Ernst & Young LLP as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2007. In making its determination to reappoint Ernst & Young LLP as our independent auditors for the 2007 fiscal year, the Audit Committee considered whether the providing of services (and the aggregate fees billed for those services) by Ernst & Young LLP, other than audit services, is compatible with maintaining the independence of the outside accountants. Our shareholders are being asked to ratify this appointment at the Meeting. If the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee may appoint other independent auditors or may decide to maintain its appointment of Ernst & Young LLP.

A representative of Ernst & Young LLP is expected to attend the Meeting to respond to appropriate questions and will have an opportunity to make a statement if he or she so desires.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2007.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for next year’s Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our executive office at 888 Prospect Street, Suite 110, La Jolla, California 92037 no later than February 27, 2008. Any such proposal will be subject to the requirements of the proxy rules adopted under the Exchange Act, and as with any shareholder proposal (regardless of whether included in our proxy materials), our certificate of incorporation and bylaws and Delaware law. To be considered for presentation at the next annual meeting, but not for inclusion in our proxy materials for the meeting, a shareholder proposal must be received at our executive office by May 3, 2008; however, if the date of the next annual meeting is held before July 12, 2008 or after September 30, 2008, the proposal must be received by the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of such meeting is first made.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. If, however, any other matters should properly come before the Meeting, it is intended that our Board of Directors, as proxy for the shareholder, will act in accordance with its best judgment.

The cost of solicitation of proxies will be borne by ITLA Capital. ITLA Capital will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of our Common Stock. In addition to solicitation by mail, directors, officers and regular employees of ITLA Capital may solicit proxies personally or by telegraph or telephone, without additional compensation. ITLA Capital has retained Regan & Associates, Inc. to assist in the solicitation of proxies for a fee estimated to be approximately $6,000, which includes reasonable out of pocket expenses.

BY ORDER OF THE BOARD OF DIRECTORS

George W. Haligowski
Chairman of the Board, President and
Chief Executive Officer

La Jolla, California
June 26, 2007

REVOCABLE PROXY ITLA CAPITAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS August 1, 2007 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the Board of Directors of ITLA Capital Corporation (“ITLA Capital”), and its survivor, with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of ITLA Capital which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the “Meeting”), to be held on August 1, 2007 at the Loews Coronado Bay Resort, located at 4000 Coronado Bay Road, Coronado, California, at 2:00 p.m. (California Time), and at any and all adjournments or postponements thereof, as follows: THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES NAMED HEREIN, “FOR” THE APPROVAL OF THE PROPOSED AMENDMENT TO ITLA CAPITAL’S CERTIFICATE OF INCORPORATION TO CHANGE ITS NAME TO “IMPERIAL CAPITAL BANCORP, INC.” AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THE BOARD OF DIRECTORS, AS PROXY FOR THE SHAREHOLDER, IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

— DETACH PROXY CARD HERE — I. The election as directors of all nominees listed below, each for a three-year term: ELECTION OF DIRECTORS ? FOR ? FOR ALL EXCEPT ? VOTE WITHHELD INSTRUCTION: To vote for both nominees, mark “FOR.” To vote for one nominee, but not both nominees, mark “FOR ALL EXCEPT” and strike a line through the name of the nominee below for whom you wish to withhold authority to vote. To withhold authority to vote for both nominees, mark “VOTE WITHHELD.” Sandor X. Mayuga Robert R. Reed II. The approval of the proposed amendment to ITLA Capital’s certificate of incorporation to change its name to “Imperial Capital Bancorp, Inc.” ? FOR ? AGAINST ? ABSTAIN III. The ratification of the appointment of Ernst & Young LLP as independent auditors for ITLA Capital for the year ending December 31, 2007. ? FOR ? AGAINST ? ABSTAIN In its discretion, the Board of Directors, as proxy for the shareholder, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof. The Board of Directors recommends a vote “FOR” the election of all director nominees named below, “FOR” the approval of the proposed amendment to ITLA Capital’s certificate of incorporation to change its name to “Imperial Capital Bancorp, Inc.” and “FOR” the ratification of the appointment of Ernst & Young LLP. This proxy may be revoked at any time before it is voted by: (i) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of ITLA Capital prior to the exercise of this proxy; (ii) filing with the Secretary of ITLA Capital at or before the Meeting a written notice of revocation bearing a later date than this proxy; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors as attorneys and proxies for the undersigned shall be deemed terminated and of no further force and effect. The undersigned acknowledges receipt from ITLA Capital prior to the execution of this Proxy, of Notice of the Meeting, a related Proxy Statement and ITLA Capital’s Annual Report to Shareholders for the year ended December 31, 2006. Dated: PRINT NAME OF SHAREHOLDER SIGNATURE OF SHAREHOLDER Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please Detach Here — You Must Detach This Portion of the Proxy Card — Before Returning it in the Enclosed Envelope